SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Definitive Proxy Statement

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CVB FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
STOCK OWNERSHIP
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
PROPOSAL 1
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 3 ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
ANNUAL REPORT
PROPOSALS OF SHAREHOLDERS

CVB FINANCIAL CORP.
NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 13, 2009
TO OUR SHAREHOLDERS:
     The 2009 Annual Meeting of Shareholders of CVB Financial Corp. will be held at the Ontario Convention Center, 2000 Convention Center Way, Ontario, CA 91764, on Wednesday, May 13, 2009, at 7:00 p.m. local time.
     At our meeting, we will ask you to act on the following matters:
     1. Election of Directors. Elect eight persons to the Board of Directors to serve a term of one year and until their successors are elected and qualified. The following eight persons are the nominees:

George A. Borba	Christopher D. Myers
John A. Borba	James C. Seley
Robert M. Jacoby, C.P.A.	San E. Vaccaro
Ronald O. Kruse	D. Linn Wiley
     2. Ratification of Appointment of Independent Registered Public Accountants. Ratify the appointment of KPMG, LLP as our independent registered public accountants for 2009.
     3. Advisory Vote to Approve Compensation of Named Executive Officers. To consider and approve, in a non-binding vote, the compensation of our named executive officers.
     4. Other Business. Transact any other business which properly comes before the meeting.
     Our Bylaws provide for the nomination of directors in the following manner:
     “Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the corporation no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these bylaws; provided, however, that if only 10 days notice of the meeting is given to shareholders such notice of intention to nominate shall be received by the President of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of

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voting stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each nominee.” Additional information regarding procedures for shareholders recommending nominees for directors is set forth under the heading “Consideration of Shareholder Nominees.”
     If you were a shareholder of record at the close of business on March 17, 2009, you may vote at the meeting or at any postponement or adjournment of the meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 13, 2009

The proxy statement, proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2008, are available on our website at www.cbbank.com under the tab “CVB Investors” and then “Documents.”

IT IS IMPORTANT THAT ALL SHAREHOLDERS VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By Order of the Board of Directors

MYRNA DISANTO
Corporate Secretary
Dated: April 8, 2009

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PROXY STATEMENT FOR
CVB FINANCIAL CORP.
701 North Haven Avenue, Suite 350
Ontario, California 91764
(909) 980-4030
     This proxy statement contains information about the annual meeting of shareholders of CVB Financial Corp. to be held on Wednesday, May 13, 2009, beginning at 7:00 p.m., local time, at the Ontario Convention Center, 2000 Convention Center Way, Ontario, CA 91764, and at any postponements or adjournments of the meeting.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why Did You Send Me This Proxy Statement?
     We sent you this proxy statement and the enclosed proxy card because the Board of Directors is soliciting your vote at the 2009 Annual Meeting of Shareholders.
     This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
     We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about April 8, 2009 to all shareholders entitled to vote. The record date for those entitled to vote is March 17, 2009. On the record date there were 83,286,511 shares of our common stock outstanding. On the record date, there were also 130,000 shares of our Series B Preferred Stock outstanding. However, our Series B Preferred Stock is not entitled to vote on any matter currently proposed at the annual meeting. We are also sending our Annual Report, including our Annual Report on Form 10-K, to shareholders for the year ended December 31, 2008 along with this proxy statement.
How Do I Vote By Proxy?
     Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.
     If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:
•	“FOR” the election of all eight nominees for director;

•	“FOR” ratification of the appointment of KPMG, LLP as our independent registered public accountants for 2009; and

•	“FOR” the approval of the compensation of CVB Financial Corp.’s named executive officers as determined by the Compensation Committee.
     If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters which needed to be acted on at the meeting, other than those discussed in this proxy statement.
How Many Votes Do I Have?
     Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. However, in the election of directors, you are entitled to cumulate your votes if you are present at the meeting, the nominee’s(s’) name(s) have properly been placed in nomination, and a shareholder has given notice at the meeting prior to the actual voting of his intention to vote his shares cumulatively. Cumulative voting allows you to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares you own, or to distribute your votes in the same fashion between two or more nominees. The return of an executed proxy grants the Board of Directors the discretionary authority to also cumulate votes.
May I Change My Vote After I Return My Proxy Card?
     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised, if you file with CVB Financial Corp.’s Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
How Do I Vote in Person?
     If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a legal proxy from your broker, bank or other nominee to vote the shares at the meeting.
What Vote Is Required for Each Proposal?
     The eight nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY TO VOTE” for a particular nominee on your proxy card, your vote will not count either “FOR” or “AGAINST” the nominee. Ratification of the appointment of our auditors and approval of the compensation of our named executive officers requires the approval of a majority of the votes represented and voting at the meeting, with affirmative votes constituting at least a majority of the required quorum.

Who are Shareholders of Record Versus Beneficial Owners?
     If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the “shareholder of record.” CVB Financial Corp. has sent the notice of annual meeting, proxy statement, our Annual Report, including our Annual Report on Form 10-K, and proxy card directly to you.
     If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. Your broker, bank or other holder of record, who is considered the shareholder of record with respect to those shares, has forwarded the notice of annual meeting, proxy statement, our Annual Report, including our Annual Report on Form 10-K, and proxy card directly to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.
What Constitutes a Quorum?
     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the Annual Meeting with respect to such matter.
How Are Broker-Non-votes and Abstentions Treated?
     Proposal 2 and Proposal 3 each require for approval (i) the affirmative vote of a majority of the shares represented and voting, and (ii) the affirmative vote of a majority of the required quorum.
     “Broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
     If you are a beneficial owner, but have not given voting instructions to your bank, broker or other holder of record, that holder is still permitted to vote your shares on the election of directors, the ratification of KPMG, LLP as our independent registered public accounting firm, and the proposal relating to the compensation of our named executive officers. Abstentions will have no effect on Proposal 2 or Proposal 3, unless there are insufficient votes in favor of such proposals, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against such proposal.
What Are the Costs of Solicitation of Proxies?
     We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but CVB Financial Corp.’s directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting
of Shareholders to be held on May 13, 2009
     The proxy statement, proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2008, are available on our website at www.cbbank.com under the tab “CVB Investors” and then “Documents.”
STOCK OWNERSHIP
Who Are the Largest Owners of CVB Financial Corp.’s Stock?
     The following table shows the beneficial ownership of common stock as of March 17, 2009, by those persons we know to be the beneficial owners of more than 5% of the outstanding shares of common stock based on information those persons have filed with the Securities and Exchange Commission on Schedule 13G. “Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own CVB Financial Corp.’s common stock not only if you hold it directly, but also if you indirectly, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell it or you have the right to acquire it within 60 days of March 17, 2009. All of our outstanding shares of Series B Preferred Stock are held by the United States Government, Department of Treasury (“U.S. Treasury”):

Common Stock
Name	Address	Beneficially Owned
		Number	Percent
		of Shares (1)	of Class
George A. Borba	c/o Citizens Business Bank
(through the George	701 N. Haven Avenue
Borba Family Trust)	Ontario, CA 91764	11,565,304	13.89%

John Vander Schaaf	c/o Citizens Business Bank
701 N. Haven Avenue
	Ontario, CA 91764	4,224,445	5.07%

(1)	Includes 53,969 shares Mr. Borba has the right to acquire within 60 days after March 17, 2009.

How Much Stock Do CVB Financial Corp.’s Directors and Officers Own?
     The following table shows the beneficial ownership of CVB Financial Corp.’s common stock as of the record date by (i) our Chief Executive Officer and President; (ii) those serving as our executive officers in 2008 and 2009; (iii) each director, all of whom are also nominees for director and (iv) by all directors and current executive officers as a group.

	Common Stock
	Beneficially Owned
	Number	Percent
Name	of Shares (1)	of Class (2)
George A. Borba (3)	11,565,304	13.89%
Chairman of the Board and Nominee
John A. Borba (4)	2,039,316	2.45%
Director and Nominee
Ronald O. Kruse (5)	1,795,882	2.16%
Director and Nominee
Robert M. Jacoby (6)	18,012	*
Director and Nominee
Christopher D. Myers (7)	105,000	*
President, Chief Executive Officer, Director and Nominee
James C. Seley (8)	357,825	*
Director and Nominee
San E. Vaccaro (9)	498,536	*
Director and Nominee
D. Linn Wiley (10)	454,751	*
Director and Nominee
Edward J. Biebrich, Jr. (11)	229,437	*
Executive Vice President and Chief Financial Officer
Jay W. Coleman (12)	387,404	*
Executive Vice President
James F. Dowd	5,000
Executive Vice President
Todd E. Hollander	5,000	*
Executive Vice President
Edward J. Mylett (13)	22,756
Former Executive Vice President
Chris A. Walters (14)	4,500
Executive Vice President		*
Current Directors and Executive Officers as a Group	17,488,723	21.00%
(14 persons) (15)

*	Less than 1%.

(1)	Except as otherwise noted below, each person directly or indirectly has sole or shared voting and investment power (as community property and/or with such person’s spouse) with respect to the shares listed.

(2)	The percentage for each of these persons or group is based upon the total number of shares of CVB Financial Corp.’s common stock outstanding as of March 17, 2009, plus the shares which the respective individual or group has the right to acquire within 60 days after March 17, 2009, by the exercise of stock options.

(3)	Includes 53,969 shares which Mr. Borba may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(4)	Includes 135,208 shares which Mr. Borba may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(5)	Includes 115,208 shares which Mr. Kruse may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(6)	Includes 11,000 shares which Mr. Jacoby may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(7)	Includes 22,000 shares which Mr. Myers can acquire within 60 days after March 17, 2009, by the exercise of stock options.

(8)	Includes 243,158 shares which Mr. Seley may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(9)	Includes 53,969 shares which Mr. Vaccaro may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(10)	Includes 79,751 shares which Mr. Wiley may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(11)	Includes 118,508 shares which Mr. Biebrich may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(12)	Includes 36,299 shares which Mr. Coleman may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(13)	Includes 22,206 shares which Mr. Mylett may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(14)	Includes 2,000 shares which Mr. Walters may acquire within 60 days after March 17, 2009, by the exercise of stock options.

(15)	Includes 893,276 shares which members of the group may acquire within 60 days after March 17, 2009, by the exercise of stock options.
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
     The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance. To that end, the Board of Directors has adopted Corporate Governance Guidelines, which among other things, provide for:
•	At least a majority of independent directors;

•	Audit, compensation and nominating/corporate governance committees consisting solely of independent directors;

•	Periodic executive sessions of non-management directors;

•	An annual self-evaluation process for the Board of Directors and its committees;

•	Ethical conduct of directors;

•	Director access to officers and employees;

•	Director access to independent advisors;

•	Periodic review of a management succession plan; and

•	Methodology for reporting concerns to non-employee directors or the Audit Committee.
     A copy of our Corporate Governance Guidelines is available on our website at www.cbbank.com under the tab “CVB Investors” and then “Governance Documents.”
Board Selection Process
     We have established a Nominating and Corporate Governance Committee. This committee assists the Board of Directors in director selection, as well as review and consideration of developments in corporate governance practices. This committee also recommends to the Board of Directors director nominees for each Board of Directors committee, and reviews director candidates submitted by shareholders. The Nominating and Corporate Governance Committee is responsible for annually reviewing and evaluating with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors in the context of the current composition of the Board of Directors and our goals for nominees to the Board of Directors, including nominees who are current members of the Board of Directors. The Nominating and Corporate Governance Committee has the authority to utilize third party providers, as appropriate, to assist it in fulfilling its Board of Directors selection function.
     In identifying and evaluating nominees for director, the goals of the Nominating and Corporate Governance Committee include maintaining a strong and experienced Board of Directors by continually assessing the Board of Directors’ business background, current responsibilities, community involvement, independence, commitment to CVB Financial Corp. (including meaningful ownership of our common stock with a market value of at least $100,000) and time available for service. Other important factors the Nominating and Corporate Governance Committee will consider in evaluating nominees include current knowledge and contacts in CVB Financial Corp.’s industry and other industries relevant to CVB Financial Corp.’s business, ability to work together with other members of the Board of Directors and ability to commit adequate time to serve as a director.
     All of the current nominees were elected at the 2008 Annual Meeting of Shareholders.
Consideration of Shareholder Nominees
     The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board of Directors. In evaluating nominees, the Nominating and Corporate Governance Committee will look at the same factors described under the heading “Board Selection Process” that it uses for nominees which come to its attention from persons other than the Board of Directors. Recommendations must be submitted in writing to the attention of the Chair of the Nominating and Corporate Governance Committee at the following address:

CVB Financial Corp.
701 N. Haven Avenue, Suite 350
Ontario, California 91764
     Shareholders should include in such recommendation, (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of CVB Financial Corp. owned by each proposed nominee and the notifying shareholder; (d) the name and residence address of the notifying shareholder; and (e) a letter from the proposed nominee indicating that such proposed nominee wishes to be considered as a nominee for the CVB Financial Corp. Board of Directors and will serve as a member of the CVB Financial Corp. Board of Directors if elected. In addition, each recommendation must set forth in detail the reasons why the notifying shareholder believes the proposed nominee meets the criteria set forth in the Nominating and Corporate Governance Committee Charter for serving on CVB Financial Corp.’s Board of Directors.
     In addition, our Bylaws permit shareholders to nominate directors for consideration at an annual meeting. For a description of the process, see the “Notice of 2009 Annual Meeting of Shareholders” included herein.
Executive Sessions
     Executive sessions of independent directors are held at least three times a year. The person who presides at these meetings is chosen by the independent directors.
Attendance at Annual Meetings
     The Board of Directors encourages all of its members to attend the Annual Meeting of Shareholders. All of our then serving directors attended the 2008 Annual Meeting of Shareholders.
Communications with the Board of Directors
     Shareholders wishing to contact CVB Financial Corp.’s Board of Directors, including a committee of the Board of Directors, may do so by writing to the following address to the attention of the Board of Directors or a committee of the Board of Directors at:
Board of Directors
CVB Financial Corp.
701 North Haven Avenue, Suite 350
Ontario, California 91764
     Confidential communications may be sent through the internet by logging on to http://www.reportit.net and entering the username: “Citizens” and the password: “Citizens.” All communications sent to the Board of Directors will be communicated with the entire Board of Directors unless the Chairman of the Board reasonably believes communication with the entire Board of Directors is not appropriate or the communication is intended only for a specific committee. Shareholders wishing to communicate solely with non-management directors, or confidentially, may also do so by writing to the foregoing address at Confidential Corporate Solutions, and sending their communication to the attention of the Nominating and Corporate

Governance Committee. CVB Financial Corp.’s Corporate Secretary keeps a log of all communications sent to the Board of Directors or its committees. This log is available for inspection by the members of the Board of Directors.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
PROPOSAL 1
ELECTION OF DIRECTORS
     We have nominated eight directors for election at the annual meeting, which is the number fixed for the election of directors.
     We will nominate the persons named below, all of whom are present members of CVB Financial Corp.’s Board of Directors, for election to serve until the 2010 Annual Meeting of Shareholders and until their successors have been elected and qualified. Each of these persons is also a member of the Board of Directors of our principal subsidiary, Citizens Business Bank. With the exception of Mr. Wiley and Mr. Myers, each of these directors is “independent” within the meaning of the rules and regulations promulgated by the Nasdaq Stock Market and has been determined to be “independent” by our Nominating and Corporate Governance Committee. The Board of Directors will cast its votes to effect the election of these nominees. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board of Directors.
The Nominees
     The directors standing for reelection are:

			Year First Elected
	Principal Occupation		or Appointed
Name and Position	For Past Five Years	Age	a Director
George A. Borba (1) Chairman of the Board	Dairy Farmer, George Borba & Son Dairy	76	1981
John A. Borba (1) Director	Dairy Farmer, John Borba & Sons	81	1981
Robert M. Jacoby, C.P.A. Director	Certified Public Accountant	67	2005
Ronald O. Kruse Vice Chairman of the Board and Director	Chairman, Kruse Investment Co., Inc. and Feed Commodities, LLC	70	1981
Christopher D. Myers President, Chief Executive Officer and Director	Former Chairman and Chief Executive Officer of Mellon First Business Bank until 2006	46	2006
James C. Seley Director	Partner, Seley & Co. (commodity merchant)	67	1996
San E. Vaccaro Director	Attorney	76	1999
D. Linn Wiley Vice Chairman of the Board and Director	President and Chief Executive Officer, CVB Financial Corp. and Citizens Business Bank until August 1, 2006	70	1991

(1)	George A. Borba and John A. Borba are brothers.

     Biographical information about all of our executive officers is contained under Item 4A of our Annual Report on Form 10-K, a copy of which is being mailed with this proxy statement and which is available on the Securities and Exchange Commission’s website at http://www.sec.gov and our website at www.cbbank.com under the tab “CVB Investors” and then “Documents.”
The Board of Directors and Committees
     The Board of Directors oversees our business and affairs. The Board of Directors also has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee.
The Number of Meetings Attended
     During 2008, CVB Financial Corp.’s Board of Directors held 12 meetings, and the Board of Directors of Citizens Business Bank held 13 meetings. All of the directors of CVB Financial Corp. and Citizens Business Bank during 2008 attended at least 75% of the aggregate of (i) the total number of CVB Financial Corp. and Citizens Business Bank Board meetings and (ii) the total number of meetings held by all committees of the Board of Directors of CVB Financial Corp. or Citizens Business Bank on which he served during 2008.
Audit Committee
     The Audit Committee of the Board of Directors is composed of Messrs. John Borba (Chairman), Robert Jacoby, Ronald Kruse, James Seley, and San Vaccaro. The Audit Committee operates under a written charter, adopted by the Board of Directors, which is available on our website at www.cbbank.com under the tab “CVB Investors” and then “Governance Documents.” The Audit Committee is a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each of the members of the Audit Committee is independent within the meaning of the rules and regulations of the Nasdaq Stock Market.
     The purpose of the Audit Committee is to oversee and monitor (i) the integrity of our financial statements and its systems of internal accounting and financial controls; (ii) our compliance with applicable legal and regulatory requirements; (iii) our independent auditor qualifications and independence; and (iv) the performance of our internal audit function and independent auditors. The Board of Directors has determined that Mr. Jacoby and Mr. Vaccaro are “audit committee financial experts” within the meaning of the rules and regulations of the Securities and Exchange Commission.
     The Audit Committee has sole authority to appoint or replace the independent auditors (including oversight of audit partner rotation). The Audit Committee is also directly responsible for the compensation and oversight of the work of the independent auditors. Our independent auditors report directly to the Audit Committee. Among other things, the Audit Committee prepares the audit committee report for inclusion in the annual proxy statement, reviews and discusses with management and the independent auditor our independent certified audits; reviews and discusses with management and the independent auditor quarterly and annual financial statements; reviews the adequacy and effectiveness of our disclosure controls and procedures; approves all auditing and permitted non-auditing services; reviews significant findings by bank regulators and management’s response thereto; establishes procedures to anonymously and confidentially handle complaints we receive regarding auditing matters and accounting and internal accounting controls; and handles the confidential, anonymous submission to it by our employees of concerns regarding questions to accounting or auditing matters. The Audit Committee also has authority to retain independent legal, accounting and other advisors as the Audit Committee deems necessary or appropriate to carry out its duties. The Audit Committee held 12 meetings during 2008, plus 4 special meetings for the purpose of reviewing Securities and Exchange Commission filings and appointing our auditing firm.
     The report of the Audit Committee is included below.
Audit Committee Report
     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
     The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of CVB Financial Corp. The Audit Committee manages CVB Financial Corp.’s relationship with its independent auditors (who report directly to the Audit Committee).
     In discharging its oversight responsibility, the Audit Committee has met and held discussions with management and KPMG, LLP, the independent auditors for CVB Financial Corp., regarding the audited consolidated financial statements. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
     The Audit Committee also has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors the auditors’ independence and satisfied itself as to the auditors’ independence.
     Based on these discussions and reviews, the Audit Committee recommended that the Board of Directors approve the inclusion of CVB Financial Corp.’s audited consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Dated: March 17, 2009
THE AUDIT COMMITTEE
JOHN A. BORBA, Chairman
ROBERT M. JACOBY, C.P.A.
RONALD O. KRUSE
JAMES C. SELEY
SAN E. VACCARO
Nominating and Corporate Governance Committee
     The Board of Directors has a Nominating and Corporate Governance Committee consisting of Messrs. George Borba (Chairman), John Borba, Robert Jacoby, Ronald Kruse, James Seley, and San Vaccaro. Each of the members of the Nominating and Corporate Governance Committee is independent within the meanings of the rules and regulations of the Nasdaq Stock Market.
     As set forth above, the Nominating and Corporate Governance Committee:
•	assists the Board of Directors by identifying individuals qualified to become members of the Board of Directors;

•	recommends to the Board of Directors the director nominees for the next annual meeting;

•	recommends to the Board of Directors director nominees for each committee; and

•	develops and recommends a set of corporate governance principles applicable to CVB Financial Corp.
     Other specific duties and responsibilities of the Nominating and Corporate Governance Committee include: retaining and terminating any search firm to identify director candidates; receiving communications from shareholders regarding any matters of concern; recommending to the Board directors for each committee; and reviewing and reassessing the adequacy of its charter and its own performance on an annual basis. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in the bylaws and reprinted in the Notice of Annual Meeting of Shareholders. The charter of the Nominating and Corporate Governance Committee is available on our website at www.cbbank.com under the tab “CVB Investors” and then “Governance Documents.” The Nominating and Corporate Governance Committee held 1 meeting during 2008.
Compensation Committee
     The Compensation Committee of the Board of Directors of CVB Financial Corp. (the “Compensation Committee”) has overall responsibility for overseeing our compensation and employee benefit plans and practices, including our executive compensation plans and our incentive compensation and equity-based plans. This committee is composed of Messrs. George Borba (Chairman), John Borba, Robert Jacoby, Ronald Kruse, James Seley, and San Vaccaro.

Each of the members of the Compensation Committee is independent within the meaning of the rules and regulations of the Nasdaq Stock Market. During the year, meetings are scheduled quarterly, but are held at other times as needed. During 2008, the Compensation Committee met 13 times. The meetings are set up by the Corporate Secretary in conjunction with the Chairman of the Compensation Committee. The Chief Executive Officer and the Chief Financial Officer provide input on the agendas.
     The Compensation Committee has a charter, which can be found on CVB Financial Corp.’s website, www.cbbank.com, under the tab “CVB Investors” and then “Governance Documents.” This charter is reviewed annually with input from our outside counsel and may be changed to keep abreast of current regulations and changes in duties.
     The Compensation Committee has the responsibility for the total compensation of directors, our Chief Executive Officer, Chief Financial Officer, the other three most highly-compensated executive officers (with our Chief Executive Officer and Chief Financial Officer, the “named executive officers”), and all other officers and non-officers in CVB Financial Corp. The Compensation Committee has the authority to consult and retain internal and external advisors as needed.
     The Compensation Committee has, in the past, selected and worked with independent compensation consulting firms, such as Semler Brossy Consulting Group and Mercer, as appropriate to evaluate its executive compensation program in light of the marketplace to make sure the program is competitive. Such consultations include an evaluation of the competitiveness of our branch managers’ and executive officers’ salaries, bonuses, benefits and employment agreement arrangements as compared to a peer-group of similarly sized, high-performing regional commercial banking organizations. In 2007, the Compensation Committee authorized an engagement with Mercer to establish a comprehensive incentive compensation structure for sales producing officers. This engagement included a study comparing our structure with the structures of similarly sized financial services institutions. The Compensation Committee did not engage an outside consulting firm for the purpose of establishing 2008 base salaries. Instead, the Compensation Committee considered the results of the 2007 Mercer study and gave merit increases over 2007 base salaries, taking into account each executive’s job responsibilities. The Compensation Committee intends to use outside consultants on a periodic basis to recommend the amount or form of executive or director compensation.
     The Compensation Committee may delegate its authority to others within the organization if it deems necessary, but has not done so. Our Chief Executive Officer, Chief Financial Officer, and Human Resources Director participate, when requested to do so, in determining or recommending the amount or form of executive and director compensation (except with respect to their own compensation).

COMPENSATION DISCUSSION AND ANALYSIS
Objectives and Philosophy of Our Compensation Program
     We provide what we consider to be a comprehensive compensation package comprised of salary, an annual cash incentive plan, long-term equity compensation plan, profit sharing plan, deferred compensation program and health and welfare benefits. We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. We believe our compensation practices encourage and motivate these individuals to achieve superior performance on both a short-term and long-term basis. This underlying philosophy pertains specifically to executive compensation as well as employee compensation at all other levels throughout our organization.
Our compensation is designed to achieve the following objectives:
•	Attract and retain talented and experienced executives;

•	Provide a base salary that is competitive in our industry;

•	Align the interest of our executives with those of our shareholders by having our cash-based incentive compensation based, in part, on increasing growth in shareholder value; and

•	Offer equity-based compensation that reflects the growth in our stock value and thus, in shareholder value.
     Our compensation program is designed to reward employees for meeting our corporate objectives. Our goal is to have a level of earnings growth and a return on equity consistent with enhancing shareholder value. These elements are at the core of our cash based bonus program.
Review of our Compensation Program with our Senior Risk Officers and impact of EESA and ARRA
     In December, 2008, we participated in the U.S. Treasury’s capital purchase program (the “Capital Purchase Program”). As part of this program, we sold 130,000 shares of our preferred stock and a warrant to purchase additional shares of our common stock for an aggregate purchase price of $130.0 million dollars. As a condition to participation in this program, on February 18, 2009, the Compensation Committee reviewed with our senior risk officers, our incentive compensation arrangements to ensure that such arrangements did not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of CVB Financial Corp. As part of this process, each incentive compensation arrangement was closely reviewed, and our senior risk officers and Compensation Committee engaged in an active discussion reviewing each of the components of our incentive compensation program, including the operation of our equity incentive plan and our cash-based performance compensation plans, and how any features of such compensation arrangements could lead the senior executives to take any unnecessary risks. The Compensation Committee determined that annual bonuses based upon the achievement of certain performance objectives, specifically loan and deposit growth, earnings growth, fee income, and return on equity, pose the risk of incentivizing executives to take actions that may not necessarily be in the best interests of the shareholders of Citizens Business Bank. For example, there is a risk that, in order to improve operating results, executives may approve loans which do not meet our underwriting standards, inflate the interest rates paid on deposits, and/or over-record fee income. The Compensation Committee has mitigated these risks by, among other things, regularly conducting careful reviews of underwriting standards, reviewing financial statements which show interest rates paid on deposits and the amount of fee income received, and by requiring all aspects of Citizen Business Bank’s major banking relationships (those over $7 million) to be reviewed and approved/declined by the Loan Committee of our Board of Directors.
     Solely to the extent, and for the period, required by the provisions of Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”) as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”) applicable to participants in the Capital Purchase Program as of February 2009:
     (a) each of our named executive officers is ineligible to receive compensation to the extent that our Compensation Committee determines that any of our compensation arrangements encourage us to take unnecessary and excessive risks that threaten the value of CVB Financial Corp. during the period in which any obligation arises from financial assistance provided pursuant to the Capital Purchase Program;
     (b) each named executive officer (and any of our next 20 most highly-compensated employees) shall be required to forfeit any bonus, retention award or incentive compensation paid to the named executive officer during the period that the U.S. Treasury holds a debt or equity position in CVB Financial Corp. based on statements of earnings, revenue, gains, or other criteria that are later proven to be materially inaccurate;
     (c) we are prohibited from paying any “golden parachute payment” to any named executive officer (and any of the next 5 of our most highly-compensated employees) during the period in which the U.S. Treasury holds a debt or equity position in CVB Financial Corp. “Golden parachute payment” is broadly defined in ARRA as any payment to a named executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued; and
     (d) we are prohibited from paying or accruing any bonus, retention award, or incentive compensation for at least our five most highly-compensated employees during the period in which any obligation arising from financial assistance provided under the U.S. Treasury’s Troubled Assets Relief Program (“TARP”) remains outstanding, except that this prohibition shall not apply to the payment of long-term restricted stock which does not fully vest during the period the U.S. Treasury holds our debt or equity securities and has a value which cannot exceed more than one-third of the total amount of annual compensation of the executive receiving the stock.
     Our Compensation Committee intends to administer all of CVB Financial Corp.’s compensation arrangements consistent with the limitations imposed by EESA, as amended by ARRA.

Methodologies for Establishing Compensation
     In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all of our executive officers. With respect to the compensation of all of our other named executive officers, the Compensation Committee meets outside the presence of all executive officers, other than, as requested, our Chief Executive Officer, our Chief Financial Officer and our Human Resources Director. The Compensation Committee reviews and approves any salary increases for all officers including the named executive officers in March and all non-officers in June, and responds to salary recommendations from our named executive officers for all officers (other than the named executive officers) and non-officers.
     With the input of our Human Resources Department, the Chief Executive Officer (other than with respect to his own compensation) makes recommendations to the Compensation Committee regarding base salary levels, performance goals, bonuses and equity incentive awards for our named executive officers (other than our Chief Executive Officer). The Compensation Committee determines each element of compensation for the Chief Executive Officer. Each year, our Human Resources Director coordinates a written performance evaluation on every employee. These reviews are based on stated objectives for the employee and how the results of their performance compare with those objectives. The results of these evaluations, along with the recommended salary increase, are presented to the Compensation Committee for its review and approval.
     In January of each year, the Compensation Committee determines bonus payments under the prior year’s performance compensation plan, and in April of each year, the Compensation Committee determines target amounts and performance criteria for the current year’s performance compensation plan. The Compensation Committee similarly determines equity incentive awards for each of the named executive officers, generally in June of even numbered years.

Summary of Components of Compensation
     The following table outlines our various compensation plans. We feel these compensation components are consistent with meeting our objectives. The allocation between cash and non-cash compensation is based on the Compensation Committee’s determination of the appropriate mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance.

Component	Characteristics	Purpose

Base Salary	Each executive officer is eligible for an annual increase in April based on performance. This is a fixed cash compensation.	To compensate our officers at a level that is competitive in the industry. This will help us attract and retain highly qualified executives.

Bonus	Paid based on CVB Financial Corp.’s attainment of a stipulated return on equity. Some bonuses may also be paid, at the discretion of the Compensation Committee, if the stipulated return on equity is not attained. Individual executives have additional performance criteria based on their positions with CVB Financial Corp.	The bonus element serves to reward executives when CVB Financial Corp. meets its return on equity objective and when they meet and exceed the current year’s objectives, adding to shareholder value.

401(k) Profit Sharing	This has two components: (i) 401(k) to which CVB Financial Corp. places a fixed amount and the executive can add to it, (ii) the profit sharing is paid to all plan participants including named executive officers. Contributions are at the discretion of the Compensation Committee and may be up to 5% of salary and bonus.	The 401(k) assists the executive in saving for retirement. The profit sharing portion allows the executive to share in the profits of CVB Financial Corp. and, since the money goes into a retirement plan, it also assists the executive in saving for retirement.

Restricted Stock	Awarded bi-annually in even numbered years to selected officers, including named executive officers, based on position and performance. Recipients do not have to outlay any additional cash to acquire the stock.	Restricted stock allowed us to recruit our Chief Executive Officer and permits all recipients to share in the long-term appreciation of CVB Financial Corp.’s stock with less dilution to our shareholders. Restricted stock is subject to time-based vesting provisions.

Stock Options	Awarded bi-annually in even numbered years to selected officers, including named executive officers, based on position and performance.	Stock options allow the executive to share in the long-term appreciation of CVB Financial Corp.’s stock. This aligns the compensation of the executive with the interests of our shareholders.

Deferred Compensation	Plans available to our Chief Executive Officer and other senior officers.	Allows for the tax deferral of compensation and growth of deferred amounts (including, in the case of our Chief Executive Officer only, a guaranteed rate of return of 6%).

Health and Welfare Benefits	These are the same benefits as offered to the total employee base; including medical, dental, vision, life and disability insurance. The named executive officers pay a portion of the costs in the same manner as all employees.	These benefits assist the employee in meeting the basic health and welfare needs of the executive and the executive’s family.
Base Salary
     It is our philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable organizations and to guarantee the recipient a fixed amount. We predicate the base salary on the executive’s ability, experience and past and potential performance and contribution to CVB Financial Corp. and Citizens Business Bank. On an annual basis, we evaluate and adjust each executive’s base salary and incentive compensation, if appropriate, based on salary surveys, comparable salary information and other considerations. Our Human Resources Department gathers this information to analyze appropriate salary levels for our named executive officers as well as all of our other employees. Each year we establish a pool for base salary increases and award the percentage increases to each employee based on his or her job performance. For 2008, the increases in base salary for each of our named executive officers ranged between 0% and 9.1%, with an average increase of 3.7%. These increases were based on a review of the overall performance of Citizens Business Bank, individual performance in 2008, and the respective job responsibilities of each of our named executive officers.
     Competitive Benchmarking
     Our goal is to establish base salaries in the 75th percentile of the salary ranges in the marketplace. The base salary range is determined, in part, through our analysis of salary surveys from the California Bankers Association and the Salary Information Retrieval System survey prepared by Organization Resource Counselors, Inc. as well as our review of proxy statements for banks and holding companies in California. Although we look at a wide range of companies in evaluating our base salary ranges, we focus our analysis on banks and bank holding companies located in California between $1 and $15 billion in assets, including the following:

Total Assets
Company Name	2007 FY
(in thousands)
City National Corporation	$15,889,290
East West Bancorp, Inc.	11,852,212
Pacific Capital Bancorp	7,374,346
First Community Bancorp	5,179,040
Westamerica Bancorporation	4,558,959
PFF Bancorp, Inc.	4,553,527
Vineyard National Bancorp	2,483,279
Capital Corp. of the West	2,108,739
Temecula Valley Bancorp	1,318,525
     These banking institutions have similar business model concentrations in wealth management and consumer and commercial loans and operate within CVB Financial Corp.’s geographic region. Data analyzed by the Compensation Committee included total assets, asset growth, return on average assets, return on average equity, net interest margin, efficiency ratio, core earnings per share growth, total three-year returns and number of branches.
     The Compensation Committee believes that surveying measures such as base salaries, cash compensation and total compensation paid by companies in the above peer group can serve as a useful comparative tool. On the other hand, the Compensation Committee recognizes that executives in different companies can play significantly different roles, even though they may hold the same nominal positions. Moreover, it is not possible to determine from the available information about peer group compensation anything relating to the respective qualitative factors that may influence compensation, such as the performance of individual executives or their perceived importance to their companies’ business. The Compensation Committee looked to information with respect to the above companies only as a guide to setting compensation rather than as formal benchmarking.
Annual Cash Bonuses
     We have a performance-based compensation plan for our executives — the Executive Incentive Plan — and we also grant discretionary cash bonuses if our Compensation Committee determines that such discretionary bonuses are appropriate under the circumstances.
     Performance-Based Compensation
     The Executive Incentive Plan is administered in conjunction with our discretionary performance compensation plan (collectively, the “Performance Compensation Plan”), which we adopt each year. The Performance Compensation Plan rewards executives for outstanding performance provided to CVB Financial Corp. In addition, by linking the executive’s overall compensation to established performance goals, we are able to hold the executives accountable for their individual performances and CVB Financial Corp.’s corporate financial performance. The Compensation Committee has the sole discretion to determine the standard or formula pursuant to which each participant’s bonus shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each participant, subject in all cases to the terms, conditions, and limits of the Performance Compensation Plan and of any other written commitment authorized by the Compensation Committee. At the end of each calendar year, the Compensation Committee determines the amount of the Performance Compensation Plan awards and the extent to which performance bonuses are payable for such year.
     For 2008, bonus compensation was based on a minimum return on CVB Financial Corp.’s equity of 15%. We chose this minimum return, since we believed it was achievable as a result of our achievement of a minimum return on equity in excess of 15% for each of the last four years prior to the 2008 fiscal year. Because our actual return on equity for 2008 was 13.75%, below the 15% required in order for bonuses to be paid under the Performance Compensation Plan, no bonuses were paid under this Performance Compensation Plan.
     The purpose of the following discussion is to explain and illustrate the manner in which the Performance Compensation Plan operates even though no payments were made under the Performance Compensation Plan for 2008, because the Performance Compensation Plan is the primary vehicle the Compensation Committee uses for granting cash bonuses.
     Awards under our Performance Compensation Plan are based on the achievement of specific performance goals related to the following business criteria, as determined each year by the Compensation Committee. The categories from which the Compensation Committee chooses the performance goals for each year are set forth in the Executive Incentive Plan, and include: (i) deposit growth, (ii) total deposits, (iii) earnings growth, (iv) earnings per share, (v) efficiency ratio, (vi) investment services earnings, (vii) investment services revenue, (viii) loan growth, (ix) total loans, (x) net income, (xi) fee income, (xii) new trust assets, (xiii) new trust fees,

(xiv) nonperforming assets to assets ratio, (xv) return on assets, (xvi) return on equity, (xvii) trust earnings, (xiii) trust growth, and (xix) trust revenue.
     For 2008, the performance objectives and standards chosen by the Compensation Committee for all of our named executive officers participating under the Performance Compensation Plan (other than Christopher Walters, Executive Vice President/CitizensTrust Division of Citizens Business Bank) were earnings growth, deposit growth, loan growth (both business loans and total loans), and fee income. For Mr. Walters, the individual performance objectives and standards were based on trust service earnings, investment service earnings, managed accounts and managed assets. For each of these individuals, the specific individual performance objectives received a weighting, all based on a 100% scale.
     Within each performance objective, we establish target business performance objectives at three different levels of percentage of base salary to determine the maximum amount of bonus to which the named executive officer is entitled. Based on the weighting assigned to the particular business criteria, a fixed dollar amount of bonus is determined for each business performance objective. The Compensation Committee has the discretion to pay more or less than this fixed dollar amount. Once all the amounts are determined for each bonus performance objective, we calculate the total amount of the bonus under the Performance Compensation Plan. Based on our historical performance, we believe that each of the target business performance objectives was achievable.
     Mr. Myers’ percentage levels of base salary were set at 75%, 100% and 150% of his base salary. Each of Messrs. Biebrich, Hollander, Dowd and Walter’s levels were set at 25%, 50% and 75% of base salary. Mr. Coleman’s levels were set at 15%, 30%, and 45% of base salary due to a reduction in responsibilities as a result of his transitioning role with Citizens Business Bank pending his announced retirement, which was effective as of March 31, 2009. Accordingly, the maximum amount of bonus Mr. Myers was entitled to earn under the Performance Compensation Plan was 150% of his base salary, and the maximum amount of bonus under the Performance Compensation Plan to which the other participating named executive officers were entitled was 75% of their base salary. In order to adequately compensate Mr. Myers, and to further incentivize him for pay for performance, his levels were set at higher percentages than the other named executive officers.
     The specific percentage weightings are listed for each of the seven categories in the chart below, with a higher degree of weighting (40%) assigned to the return on average equity goal These weightings included metrics the Compensation Committee believed were key to the enhancement of long-term shareholder value.

Earnings Performance Goals	Weighting

Return on Average Equity	40%
Earnings Growth	15%
Average Demand Deposits	15%
Average Total Deposits & Repos	5%
Average Business Loans	10%
Total Loans	5%
Fee Income	10%

     The Compensation Committee chose these performance goals for 2008, because they believed they were the best operating measures for judging the overall business success of CVB Financial Corp. from a bank operational perspective. For Mr. Walters, the individual performance goals and their respective percentage weightings were as follows: return on average equity (20%), trust service earnings (25%), investment service earnings (25%), managed accounts (15%) and managed assets (15%). Mr. Walter’s performance goals were different because his job functions tie more closely to these performance goals than any of the other executive officers.
     The following formula is used to determine the amount of bonus Messrs. Biebrich, Hollander, and Dowd, would be entitled to receive based on our return on equity.

(Base Salary x 25%)	= Actual $Bonus for Return on Equity
40%
     Mr. Myers bonus for return on equity would be based on the same formula, except that his base salary would be multiplied by 75% rather than 25%. The same formula applies to Mr. Walters, using a 20% weighting factor, rather than 40%.
     We calculate the performance achieved in each of the other categories in the same manner in which we calculate a bonus for return on equity in order to arrive at the total bonus. Any performance bonuses granted under the Performance Compensation Plan are paid out in cash and the maximum performance bonus that may be paid to any single executive under the Performance Compensation Plan for any year is $1,750,000.
     The difficulty in achieving the performance targets depends heavily on market conditions. Negative developments in the financial services industry, in particular, and deteriorating economic conditions locally and nationwide have increased competition for deposits and quality loans. While we attempt to forecast the affect of changing market conditions when establishing the performance goals of our executives, we cannot always predict the course of current events. Accordingly, executives may have difficultly in attaining certain objectives for reasons beyond their control. The Compensation Committee took the extraordinary negative economic developments in 2008 into account when awarding discretionary cash bonuses outside of the Performance Compensation Plan.
     Discretionary Bonuses
     The Compensation Committee has the discretion to grant bonuses which have not been earned under the guidelines of the Performance Compensation Plan and/or to adjust bonus allocations either upward or downward based on its judgment of an individual’s overall contribution to CVB Financial Corp. Because our actual return on equity for 2008 was 13.75%, below the minimum percentage required in order for bonuses to be paid under the Performance Compensation Plan, our Compensation Committee used its discretion for 2008 bonus compensation. This decision was made after extensive discussion, including a review of the reasons for not meeting the minimum threshold for return on equity, the impact of the local, national and global economic downturn, and in particular, the unprecedented adverse economic conditions facing financial institutions. In determining the appropriate level of bonuses for each named executive officer, the Compensation Committee considered some aspects of the individual performance criteria in the Performance Compensation Plan, described above. Subjective factors were also given significant weight, however, by the Compensation Committee, including but not limited to, (i) the named executive officer’s performance in implementing the strategic plan and vision of CVB Financial Corp. and Citizens Business Bank, (ii) whether or not the named executive officer achieved his individual performance goals and objectives, (iii) the named executive officer’s position and level of responsibility within Citizens Business Bank, and (iv) the base compensation the named executive officer received in 2008. The Compensation Committee also had extensive discussions with our Chief Executive Officer whose input was critical in evaluating each named executive officer’s performance (other than his own) and in determining the appropriate amount of bonus compensation. In evaluating our Chief Executive Officer, the Compensation Committee took into account the factors referenced above, giving significant weight to the Chief Executive Officer’s key role in influencing the overall performance of Citizens Business Bank.
     Based upon these factors, the Compensation Committee used its discretion to award cash bonuses in January 2009 of $450,000 to Mr. Myers, $150,000 to Mr. Biebrich, $30,000 to Mr. Coleman, $50,000 to Mr. Walters for work performed in 2008.
     Guaranteed Bonuses
     With respect to Mr. Dowd and Mr. Hollander, as part of our retention package for each such executive officer, our Compensation Committee previously approved, in connection with their hiring, a guaranteed cash bonus of $100,000 and $75,000, respectively, for each of them, regardless of CVB Financial Corp.’s performance for 2008. The Compensation Committee believes that such a guaranteed arrangement, solely for 2008, was a necessary precondition to hiring both Mr. Dowd and Mr. Hollander, since each of them would not have had the opportunity to contribute to our overall performance for an entire calendar year and since each of them would have been giving up any potential bonus with their previous employer for work performed during 2008.
Equity-Based Compensation
     We have two equity incentive plans that provide long-term incentives for our named executive officers. Our 2000 Stock Option Plan allowed us to grant stock options as long-term incentives. This plan was replaced in 2008 by our 2008 Equity Incentive Plan, which allows for the grant of not only stock options, but also restricted stock and restricted stock units. We also issued a restricted stock grant in 2006 to our Chief Executive Officer as an inducement grant when he joined us. We do not require any of our executive officers to own any minimum number of shares of our stock and we do not have any policies regarding hedging the economic risk of any shares our named executive officers may own.

Equity Incentive Plans
     Our 2008 Equity Incentive Plan aligns the interests of key employees, including the named executive officers, with those of our shareholders. We provide our named executive officers with an incentive to achieve superior performance by granting them long-term incentives to purchase our common stock at a fixed exercise price that equals the fair market value of the underlying stock on the date of the grant or, alternatively, restricted stock grants that vest over a certain number of years of service.
     The Compensation Committee administers our equity incentive plans. The Compensation Committee has the authority to select the key employees eligible for the incentive awards. The Compensation Committee does not utilize any performance goals in determining the number of incentive awards to be granted, but, in 2008, they did consider the number of incentive awards previously granted to an executive officer in determining the number and mix of incentive awards to be awarded in 2008. In addition, the Compensation Committee bases the number of incentive awards on its own analysis of that employee’s contribution to CVB Financial Corp., including an assessment of the employee’s responsibilities, as well as a subjective assessment of the employee’s commitment to our future. The amount of compensation an award recipient may receive pursuant to the incentive is, in the case of options, based solely on an increase in the value of our common stock after the date of the grant or award, and, with respect to restricted stock, based on our share price.
     Options and restricted stock are generally awarded every two years in even numbered years at the June Compensation Committee meeting. On occasion, we may need to issue options or restricted stock on a date other than the normal date. This may be done in conjunction with the hiring of an individual or as a special incentive. On each occasion, the Compensation Committee approves these awards. The exercise price for options is always the closing market price as of the close of business on the day of the grant. We awarded restricted stock and stock options to our named executives during 2008.
     We have awarded restricted stock to our Chief Executive Officer as part of an inducement grant and in connection with his initial employment with us. We chose restricted stock in order to recruit our Chief Executive Officer and to allow him to share in the long-term appreciation of our stock value with less dilution to our shareholders. The restricted stock grant was also consistent with the restricted stock grant we made to Mr. Wiley in connection with his initial employment as our Chief Executive Officer in 1991. The grant date of the restricted stock was the date of Mr. Myers’ commencement of employment with us.
     The Compensation Committee’s goal is to maintain a balance between grants of stock options and restricted stock and to take into account the compensation expense associated with each form of incentive compensation. In 2008, the Compensation Committee took into account the compensation expense associated with granting restricted stock and options as compared to the compensation expense incurred in previous years’ grants of equity compensation to arrive at a mix between restricted stock and options. Executives are granted approximately three option shares for every one restricted share. Although the 2008 Equity Incentive Plan was implemented in order to provide the alternative of granting restricted stock to CVB Financial Corp. employees, our Compensation Committee continues to grant stock options, because the Compensation

Committee believes it is important for the named executive officers to make an investment in CVB Financial Corp. in exchange for the receipt of stock.
Incentive Compensation
     Pursuant to recent amendments to the EESA by ARRA, as of February 2009, we are prohibited from paying or accruing any bonus, retention award, or incentive compensation during the period in which the any obligation arising from financial assistance provided under TARP remains outstanding, subject to certain exceptions, with respect to our five most highly-compensated employees. In addition, under EESA, as amended by ARRA, the Secretary of the U.S. Treasury is authorized to review bonuses, retention awards and other compensation paid to our senior executive officers to determine whether any such payments were inconsistent with the EESA, as amended by ARRA or contrary to the public interest. Because implementing regulations pursuant to EESA and ARRA have not yet been adopted, we are unsure how these provisions will apply to our compensation policies, including incentive (cash and stock) compensation we previously paid for work performed in 2008 and described elsewhere herein.
Retirement Plans
401(k) Profit Sharing Plan
     The CVB Financial Corp. 401(k) Profit Sharing Plan primarily provides retirement benefits to all eligible employees, including our named executive officers. It also has death and disability features.
     For Profit Sharing, employees become eligible upon completing at least one year of service and 1,000 hours of employment. Annual contributions are made solely by CVB Financial Corp. These contributions are entirely discretionary, and are approved by the Board of Directors based on CVB Financial Corp.’s earnings and return on equity. For 2008, CVB Financial Corp. did not make a contribution to this plan because the return on equity goal of 15% was not met.
     All of our employees also receive a Qualified Non-Elective Contribution to the 401(k) portion of the plan, which is immediately vested. Annual contributions are made solely by CVB Financial Corp. These contributions are guaranteed to eligible 401(k) participants. For 2008, CVB Financial Corp. contributed $1.3 million or 3% of total eligible employee base salary and bonus to the Qualified Non-Elective Contribution. Of this amount, $34,140 was contributed to the accounts of the named executive officers. We allocate contributions proportionately to the accounts of plan participants based on their base salaries and bonus.
Deferred Compensation Program
     In conjunction with the hiring of our Chief Executive Officer, we adopted a deferred compensation plan for his benefit. He was eligible to participate in the deferred compensation program in 2007. The Compensation Committee has the discretion to contribute amounts to Mr. Myers’ deferred compensation plan and has guaranteed him a fixed rate of return of 6% plus a bonus rate equal to the sum, if any, of the Treasury Bond Rate and 2% less 6%. CVB Financial Corp. did not make any additional contributions to the plan for the benefit of Mr. Myers during

2008. In 2007, we also adopted a broader based deferred compensation program for certain other employees, including the named executive officers and our directors. There is no guaranteed rate of earnings on this broader deferred compensation program. These programs allow the named executive officers to realize certain tax benefits for compensation that they otherwise earn, as determined by the Compensation Committee.
Health and Welfare Benefits
     Medical benefits are an additional part of compensation. We offer our employees a full range of medical, dental, vision, life and long-term disability coverage. All employees, including our named executive officers, pay approximately 25% of the costs, while we pay the remaining 75%.
Change in Control Agreements
     To ensure the continuity of management in the event of a change in control, each of our current named executive officers entered into a severance compensation agreement with change in control features (the agreement of Mr. Coleman terminated as of March 15, 2009) or, in the case of our Chief Executive Officer, has change in control features incorporated into his existing employment agreement. To receive benefits under the change in control provisions, there must be a change in control of CVB Financial Corp. or Citizens Business Bank, and the employment of the executive’s employment must terminate (whether by the successor corporation or by the employee himself) within one year of the occurrence of that change in control. The Compensation Committee believes that this trigger helps ensure successful integration in a change in control and allows the executive officer to be compensated if either the successor company or the executive himself believes continuing on with a successor following a change in control is not in his best interest. Additionally, all outstanding unvested stock options or restricted stock would accelerate upon the occurrence of a change in control. For further information regarding these change in control provisions, see “Potential Payments Upon Termination or Change in Control” below. Payments under these change in control agreements did not influence the Compensation Committee’s decisions with respect to other aspects of the named executive officers compensation since the Compensation Committee believes that payments following termination of service may never occur while payment for services rendered provide an immediate benefit which enhances shareholder value. Pursuant to recent amendments to EESA by ARRA, as of February 2009, we are prohibited from paying any “golden parachute payment” to any named executive officer (and any of the next 5 of our most highly-compensated employees) during the period in which the U.S. Treasury holds a debt or equity position in CVB Financial Corp. “Golden parachute payment” is broadly defined in ARRA as any payment to a named executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. The previous version of EESA, prior to its amendment by ARRA, the golden parachute payments to the named executive officers were limited to three times the individual’s Base Amount, as defined by Section 280G of the Internal Revenue Code.
Compensation Recovery Policy
     As a result of our participation in the Capital Purchase Program portion of TARP, we have agreed that any bonus or incentive compensation we pay to our named executive officers during the period the U.S. Treasury holds any of our securities acquired pursuant to TARP are subject to recovery or “clawback” if such payments were made based on materially inaccurate statements of earnings, revenues, gains or other criteria. The recovery period is unlimited. We believe the principles of a clawback in the event of materially inaccurate financial or performance data are consistent with our compensation philosophy which ties compensation to our financial and operating performance and the overall increase in stockholder value, and each of our named executive officers has specifically agreed to the provisions of the clawback.
Tax Deductibility and Executive Compensation
     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to our named executive officers to $1 million per individual, unless certain requirements are met which establish that compensation as performance based. The Compensation Committee has considered the impact of this tax code provision, and attempts to the extent practical, to implement compensation policies and practices that maximize the potential income tax deductions available to us by qualifying such policies and practices as performance-based compensation exempt from the deduction limits of Section 162(m). Notwithstanding the foregoing, as a result of our participation in the Capital Purchase Program in December 2008, we may not deduct compensation in excess of $500,000 that is paid to certain employees, and the exemption for performance-based compensation no longer applies so long as the U.S. Treasury holds any of our securities. The dollar limitation and the remuneration that is deductible is prorated for the portion of the taxable year that the U.S. Treasury holds our securities. Accordingly, in fiscal 2008, our compensation to Mr. Myers exceeded the Section 162(m) limits by $629,400. For 2009, we will be subject to the $500,000 deductibility limitation for the entire year so long as the U.S. Treasury continues to hold our securities.
     The Compensation Committee will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation programs. Equity grants under our stock based incentive plans and amounts paid pursuant to our Performance Compensation Plan are designed generally to satisfy the deductibility requirements of Section 162(m), subject to our participation in the Capital Purchase Program.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
     In accordance with Section 111(b)(2)(A) of the Emergency Economic Stabilization Act, the Compensation Committee hereby certifies that, within 90 days of the purchase by the U.S. Treasury of the preferred stock of CVB Financial Corp., the Compensation Committee reviewed with CVB Financial Corp.’s senior risk officers, the incentive compensation arrangements of our senior executive officers and has made reasonable efforts to ensure that such incentive compensation arrangements do not encourage the senior executive officers to take unnecessary and excessive risks that threaten the value of CVB Financial Corp.
Members of the Compensation Committee
George Borba (Chair)
John Borba
Robert Jacoby
Ronald Kruse
James Seley
San Vaccaro

Summary of Compensation
The following table sets forth the compensation awarded to, earned by or paid for services received by our named executive officers for the last three fiscal years ended December 31, 2008, 2007 and 2006.
Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and Nonqualified
				Stock			Deferred
				Awards	Option	Non-Equity Incentive	Compensation	All Other
		Salary	Bonus ($)	($)	Awards ($)	Plan Compensation	Earnings ($)	Compensation ($)	Total
Name and Principal Position	Year	($)	(1)	(2)	(2)	($)	(3)	(4)	($)
Christopher D. Myers	2008	546,923	450,000	153,010	62,761	—	3,835	31,200	1,247,729
President and CEO of the	2007	518,272	—	144,000	54,887	230,000	—	37,598	984,757
Company and the Bank	2006	200,000	500,000	59,667	22,388	—	—	52,195	834,250

Edward J. Biebrich	2008	282,308	150,000	4,834	51,051	—	—	23,658	511,851
EVP — CFO of the	2007	272,308	—	—	73,510	75,000	—	20,965	441,783
Company and the Bank	2006	259,615	—	—	67,639	106,000	—	32,399	465,653

Jay W. Coleman	2008	275,000	30,000	2,412	48,731	—	—	25,313	381,456
EVP, Sales Division	2007	272,307	—	—	73,510	50,000	—	22,552	418,369
	2006	259,615	—	—	67,639	106,000	—	35,754	469,008

Edward J. Mylett	2008	121,585	—	—	1,233	—	—	2,101,361	2,224,179
Former EVP — Senior	2007	259,615	—	—	45,050	75,000	—	31,353	411,018
Credit Officer of the Bank	2006	228,615	—	—	37,429	98,000	—	41,489	405,533

Chris A. Walters	2008	234,616	50,000	2,412	8,263	—	—	25,544	320,835
EVP, CitizensTrust	2007	108,308	40,000	—	2,952	—	—	12,813	164,073

Todd E. Hollander (5)	2008	160,019	110,000	4,834	3,144	—	—	14,958	292,955
EVP, Sales Division

James F. Dowd (6)	2008	133,538	200,000	3,832	2,429	—	—	48,926	388,726
EVP, Chief Credit Officer

(1)	Cash bonuses paid to Messrs. Myers, Biebrich, Coleman and Walters were awarded by the Compensation Committee in January 2009 and accrued prior to the enactment of ARRA. Bonuses for Messrs. Hollander and Dowd were minimum guaranteed bonuses pursuant to the terms of our employment offer letters.

(2)	The amounts in columns (e) and (f) represent the amounts reported in CVB Financial Corp.’s financial statements for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R). These amounts include awards granted in 2006 and prior years. The assumptions for these amounts are included in footnote number 15 of CVB Financial Corp.’s audited financial statements included in CVB Financial Corp.’s Annual Report on Form 10-K.

(3)	The amount included in column (h) represents the interest which exceeds 120% of the applicable federal long-term rate (as prescribed under section 1274(d) of the Internal Revenue Code) on deferred compensation for Mr. Myers at December 31, 2008.

(4)	The amounts shown in column (i) reflect the following for each of the executives for 2008:

(a)	Mr. Myers’ other compensation represents $9,324 for country club dues, $11,058 for health benefits, $909 for life insurance premiums, $6,900 for safe harbor contribution to the 401(k) Profit Sharing Plan, $2,859 for the personal use of a company car, and $150 gift card.

(b)	Mr. Biebrich’s other compensation represents $7,384 for health benefits, $840 for life insurance premiums, $6,900 for safe harbor contributions to the 401(k) Profit Sharing Plan, $7,884 for the personal use of a company car, $500 recognition award, and $150 gift card.

(c)	Mr. Coleman’s other compensation represents $6,653 for country club dues, $7,384 for health benefits, $840 for life insurance premiums, $6,900 for safe harbor contributions to the 401(k) Profit Sharing Plan, $1,386 for the personal use of a company car, $2,000 recognition award, and $150 gift card.

(d)	Mr. Mylett’s other compensation represents $2,070,000, which is the aggregate amount of the monthly separation payments he is entitled to receive over the next 15 years upon his retirement pursuant to his Executive Salary Continuation Agreement, $3,077 for health benefits, $337 for life insurance premiums, $6,540 for safe harbor contributions to the 401(k) Profit Sharing Plan, and $21,407 for the personal use of a company car.

(e)	Mr. Walter’s other compensation represents $11.088 for health benefits, $688 for life insurance premiums, $6,900 for safe harbor contributions to the 401(k) Profit Sharing Plan, $6,718 for the personal use of a company car, and $150 gift card.

(f)	Mr. Hollander’s other compensation represents $5,540 for health benefits, $406 for life insurance premiums, $8,862 auto allowance, and $150 gift card.

(g)	Mr. Dowd’s other compensation represents $38,370 for country club membership and dues, $2,850 for health benefits, $356 for life insurance premiums, $7,200 auto allowance, and $150 gift card.

(5)	Mr. Hollander’s 2008 bonus consists of a $35,000 sign-on bonus and a $75,000 minimum guaranteed bonus.

(6)	Mr. Dowd’s 2008 bonus consists of a $100,000 sign-on bonus and a $100,000 minimum guaranteed bonus.
Grants of Plan-Based Awards
The following table illustrates the grants of plan-based awards during 2008.
Grants of Plan-Based Awads

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other
								stock	All Other
		Estimated Possible			Estimated Future			Awards:	Option	Exercise
		Payouts Under			Payouts Under Equity			Number of	Awards:	or Base	Grant Date
		Non-Equity Incentive Plan Awards			Incentive Plan			Shares of	Number of	Price of	Fair Value
				Maximum	Awards			Stock or	Securities	Option	of Stock
		Threshold	Target	(#)	Threshold	Target	Maximum	Units	Underlying	Awards	and Option
Name	Grant Date	($)	($)	(1)	($)	($)	(#)	(#)	Options (#)	($/Sh)	Awards ($)

Christopher D. Myers	6/18/2008	—	—	825,000.00	—	—	—	10,000	20,000	$9.46	156,000
Edward J. Biebrich	6/18/2008	—	—	213,750.00	—	—	—	5,000	10,000	$9.46	78,000
Jay W. Coleman	6/18/2008	—	—	206,250.00	—	—	—	2,500	5,000	$9.46	39,000
Chris A. Walters	6/18/2008	—	—	180,000.00	—	—	—	2,500	5,000	$9.46	39,000
Todd E. Hollander	6/18/2008	—	—	198,750.00	—	—	—	5,000	10,000	$9.46	78,000
James F. Dowd	7/16/2008	—	—	210,000.00	—	—	—	5,000	10,000	$8.73	71,350

(1)	Represents the maximum amount which could be earned under CVB Financial Corp.’s annual cash based Performance Compensation Plan, as described in Compensation Discussion and Analysis. No amounts were earned under the Performance Compensation Plan for work performed in 2008.

Discussion of Summary Compensation and Plan-Based Awards Tables
     Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.
Employment Agreement
     On June 1, 2006, we and Citizens Business Bank entered into an employment agreement with Christopher D. Myers, to serve as the President and Chief Executive Officer of CVB Financial Corp. and Citizens Business Bank, effective as of August 1, 2006. The agreement provides for a three-year employment term, which will expire on August 1, 2009. The terms of any new employment agreement with Mr. Myers will be reviewed and considered by our Compensation Committee in the coming months and could include adjustments in base salary, bonus structure, and other terms. Mr. Myers’ current agreement provides, during the employment term, for, among other things, (a) a minimum base salary of $500,000 per year; (b) a one-time hiring bonus of $150,000; (c) the grant of a restricted stock award of 55,000 (as adjusted for previous stock splits and stock dividends) shares of CVB Financial Corp.’s common stock vesting in equal installments over a five-year period pursuant to a restricted stock agreement; (d) the grant of a stock option to purchase 55,000 (as adjusted for previous stock splits and stock dividends) shares of CVB Financial Corp.’s common stock under our Stock Option Plan; (e) guaranteed minimum bonus compensation for 2006 of $350,000, and for the remaining two years of the term, a bonus consistent with Citizens Business Bank’s applicable executive incentive compensation program, based upon Mr. Myers’ performance and accomplishment of business and financial goals during the complete fiscal year and the overall financial performance of Citizens Business Bank; (f) participation in a deferred compensation program created for Mr. Myers’ benefit with a guaranteed 6% earnings rate; (g) eligibility to participate in group benefit plans and programs of CVB Financial Corp.; (h) reimbursement for reasonable, ordinary and necessary business expenses incurred by Mr. Myers in connection with his use of a Bank-provided automobile; (i) reimbursement for the reasonable cost of one country club membership and an additional country club membership at the discretion of Citizens Business Bank; and (j) reimbursement for reasonable, ordinary and necessary business expenses incurred by Mr. Myers in connection with the performance of his duties as President and Chief Executive Officer of CVB Financial Corp. and Citizens Business Bank.
     Mr. Myers restricted stock grant was made on August 1, 2006 in connection with his employment agreement. The restricted stock grant of 55,000 shares vests in five equal installments on each anniversary of the date of grant, such that on August 1, 2011, the entire grant will be vested. Dividends are paid on Mr. Myers’ restricted stock at the same rate as dividends declared on all other shares of our common stock. In the event of a change in control of us or Citizens Business Bank, all the vesting restrictions lapse. The Compensation Committee has the authority, in its sole and absolute discretion, to remove any or all of the vesting restrictions on the stock grant.

2000 Stock Option Plan
     As set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table, certain of our named executive officers received options under our equity incentive plans. All of our grants of equity to our named executive officers in 2008 were made under our 2008 Equity Incentive Plan. No further grants will be made under our 2000 Stock Option Plan, except to satisfy preexisting option grants. The 2000 Stock Option Plan will remain active only for the exercise of options held by participants in the plan.
     The following is a description of our 2000 Stock Option Plan:
     The 2000 Option Plan authorizes the granting of stock options to employees, non-employee directors, consultants and other independent contractors of us and our subsidiary companies, including Citizens Business Bank. In the event CVB Financial Corp. acquires another company by merger or otherwise, the Board of Directors or Compensation Committee may authorize the issuance of options to individuals performing service for the acquired entity in substitution of options previously granted to those individuals in connection with their performance and service to the acquired entity.
     Each option is at a purchase price not less than 100% of the fair market value of CVB Financial Corp. Common Stock at the time the option is granted. The Board of Directors or Compensation Committee may accelerate the exercisability of all or any portion of an option at any time.
     Except to the extent the terms of an option require its prior termination, each option shall terminate on the earliest to occur of (i) ten (10) years from the date on which the option is granted (in the case of incentive stock options) or five (5) years in the case of an incentive stock option granted to a holder of 10% or more of our common stock; or (ii) no less than ninety (90) days and no more than 60 months, unless such severance is a result of death, disability or retirement, in which case the option shall terminate one year from the date of such death, disability or retirement.
     If we terminate someone for cause, the option shall immediately terminate unless the Board of Directors provides that the option may be exercisable after the date of termination, but in no case may the option be exercised for more than 30 days after such termination. If someone dies or becomes disabled while holding a stock option, the stock option may be exercised by the legal representative of the optionee or the optionee himself, as the case may be, for a period of 12 months from the date of death, but no later than the expiration of the option.
     Any option held by an optionee who retires in accordance with the terms of the 2000 Option Plan, may exercise the option for a period of 12 months (or such other period as the Board of Directors shall specify) from the date of such retirement, but not later than the expiration of the stated term of the option, if earlier.
     If an optionee’s employment terminates for any reason other than death, disability, retirement or cause, the optionee may exercise the option, to the extent it was exercisable at the time of termination, for 90 days, or such other period not to exceed 60 months, as the Board of Directors or Compensation Committee shall determine from the date of termination, but not later than the stated term of the option.

     In the event of a dissolution or liquidation of CVB Financial Corp. or a merger with CVB Financial Corp., or a sale of all or substantially all of the assets of CVB Financial Corp., the Board of Directors will notify each optionee and each optionee will have the right to exercise all of his or her options, regardless of their vesting schedule. Upon the occurrence of the merger, dissolution or sale, the 2000 Option Plan and any option or portion thereof not exercised will terminate unless the 2000 Option Plan and the options thereunder are assumed by the surviving corporation or new options in the successor corporation are substituted for the CVB Financial Corp. options.
The following is a description of our 2008 Equity Incentive Plan
2008 Equity Incentive Plan
     The 2008 Plan provides for grants of stock options and restricted stock (sometimes referred to individually or collectively as “Awards”) to non-employee directors, officers, employees and consultants of CVB Financial Corp. and its subsidiaries. Stock options may be either “incentive stock options” (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options (“NQSOs”).
     Administration
     Our Compensation Committee currently administers our 2008 Plan. The 2008 Plan terminates in 2018. However, such termination will not affect Awards granted under the 2008 Plan prior to termination.
     When Awards made under the 2008 Plan expire or are forfeited, the underlying shares will become available for future Awards under the 2008 Plan. Shares awarded and delivered under the 2008 Plan may be authorized but unissued, or reacquired shares.
     Eligibility for Awards
     Employees, officers, consultants and non-employee directors of CVB Financial Corp. or its subsidiaries may be granted Awards under the 2008 Plan. As of the record date, there were seven non-employee directors, five executive officers, and 778 employees (who are not executive officers) eligible to receive Awards under the 2008 Plan. The Compensation Committee determines which individuals will receive Awards, as well as the number and composition of each Award. Awards under the 2008 Plan may consist of a single type or any combination of the types of Awards permissible under the 2008 Plan as determined by the Compensation Committee (or by the full Board of Directors in the case of Awards to non-employee directors). These decisions may be based on various factors, including a participant’s duties and responsibilities, the value of the participant’s past services, his/her potential contributions to CVB Financial Corp.’s success, and other factors.
     Exercise Price
     The Compensation Committee determines the exercise price for the shares underlying each Award on the date the Award is granted. The exercise price for shares under an ISO may not be less than 100 percent of fair market value (our closing stock price) on the date the Award is granted under Code Section 422. Similarly, under the terms of the 2008 Plan, the exercise price for NQSOs may not be less than 100 percent of fair market value on the date of grant. There is no minimum exercise price prescribed for restricted stock awarded under the 2008 Plan.
     Amendments; Adjustments
     Except for adjustments upon changes in capitalization, dissolution, merger or asset sale, the 2008 Plan prohibits CVB Financial Corp. from making any material amendments to the 2008 Plan or decreasing the exercise price or purchase price of any outstanding Award (including by means of cancellation or re-grant) without shareholder approval.
     No participant may be granted Awards in any one year to purchase more than an aggregate 100,000 shares. Such limitation is subject to proportional adjustment in connection with any change in CVB Financial Corp.’s capitalization as described in the 2008 Plan.
     Exercisability
     The Compensation Committee will determine when Awards become exercisable. However, no Award may have a term longer than ten years from the date of grant unless otherwise approved by CVB Financial Corp.’s shareholders, no Award may be exercised after expiration of its term. An Award that becomes exercisable based on the participant’s continuous status as an employee, consultant or nonemployee director, must require no less than a three (3) year vesting period for such Award to become exercisable in full. After an Award is granted, the Compensation Committee has the authority to change the terms and conditions of Awards, including changing vesting provisions or removing restrictions, subject to compliance with the terms of the 2008 Plan. Payment for any shares issued upon exercise of an Award shall be specified in each participant’s Award agreement, and may be made by cash, check or other means specified in the 2008 Plan.
     Effect of Termination, Death, or Disability
     If a participant’s employment, consulting arrangement, or service as a non-employee director terminates for any reason, vesting of ISOs and NQSOs generally will stop as of the effective termination date. Participants generally have three months from their termination date to exercise vested unexercised options before they expire. Longer post-termination exercise periods apply in the event the termination of employment or cessation of service results from death or disability, and retirement in the case of nonqualified stock options. If a participant is dismissed for cause, the right to exercise shall terminate immediately upon such termination.
     Non-Transferability of Awards
     Unless otherwise determined by the Compensation Committee, Awards granted under the 2008 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised by the participant only during the participant’s lifetime. With the approval of the Administrator, NQSOs and restricted stock may be transferred in certain instances by gift to family members, a trust for the benefit of a participant and/or members of the participant’s immediate family, or certain other related parties.
     Restricted Stock
     The 2008 Plan also permits CVB Financial Corp. to grant restricted stock. The 2008 Plan Administrator has discretion to establish periods of restriction during which shares awarded remain subject to forfeiture or CVB Financial Corp.’s right to repurchase if the participant’s employment terminates for any reason (including death or disability). Restrictions may be based on the passage of time, the achievement of specific performance objectives, or other measures as determined by the Administrator in its discretion. The period of restriction shall not be less than one year for Awards that are earned based on the attainment of performance goals, and less than three years for Awards that are earned based on continuous status as an employee, consultant or director. During periods of restriction, a participant has the right to vote his/her restricted stock and to receive distributions and dividends, if any, but may not sell or transfer any such shares in a manner which has not been approved by the Administrator.
     Changes in Capitalization; Change of Control
     The 2008 Plan provides for exercise price and quantity adjustments if CVB Financial Corp. declares a stock dividend or stock split. Also, unless otherwise provided in an award agreement, in the event of a change of control, then all awards under the 2008 Plan will accelerate and become fully exercisable and all restrictions and conditions on any award then outstanding will lapse as of the date of the change of control. “Change in control” means the occurrence of any of the following: (a) any person becomes the beneficial owner of securities of CVB Financial Corp. representing 50% or more of the total voting power represented by the CVB Financial Corp.’s then outstanding voting securities; (b) the consummation of the sale or disposition by CVB Financial Corp. of all or substantially all of its assets; (c) the consummation of a liquidation or dissolution of CVB Financial Corp.; or (d) the consummation of a merger or consolidation of CVB Financial Corp. with any other corporation, with certain exceptions. Upon consummation of a change in control, except as determined by the Board of Directors, the 2008 Plan and any Award which is exercisable but not exercised shall terminate unless provision is made for the assumption of the 2008 Plan and/or Awards in connection with the change in control.

Outstanding Equity Awards
The following table lists the outstanding equity awards at December 31, 2008. All of the awards have been adjusted for the stock dividends and stock splits declared by CVB Financial Corp. since the grant date. All of the awards listed vest at a rate of 20% per year and expire ten years from the date of grant.
Outstanding Equity Awards at Fiscal Year-End

(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards						Stock Awards
											Equity
										Equity	Incentive Plan
				Equity Incentive						Incentive	Awards:
				Plan Awards:						Plan Awards:	Market or
				Number of						Number of	Payout Value
	Number of	Number of		Securities			Number of		Market Value	Unearned	of Unearned
	Securities	Securities		Underlying			Shares or		of Shares or	Shares,	Shares, Units
	Underlying	Underlying		Unexercised			Units of		Units of	Units or	or Other
	Unexercised	Unexercised		Unearned	Option	Option	Stock That		Stock That	Other Rights	Rights That
	Options (#)	Options (#)		Options	Exercise	Expiration	Have Not		Have Not	That Have	Have Not
Name	Exercisable	Unexercisable		(#)	Price	Date	Vested		Vested	Not Vested	Vested
Christopher D. Myers	—	—		—	—	—	33,000	(1)	$392,700	—	—
	22,000	33,000	(2)	—	$13.02	8/1/2016	—		—	—	—
	—	20,000	(3)	—	$9.46	6/18/2018	—		—	—	—
	—	—		—	—	—	10,000	(4)	$119,000	—	—

Edward J. Biebrich	16,250	—		—	$4.80	6/21/2010	—		—	—	—
	59,083	—		—	$8.45	6/19/2012	—		—	—	—
	27,500	6,875	(5)	—	$12.15	3/17/2014	—		—	—	—
	8,800	13,200	(6)	—	$14.04	6/21/2016	—		—	—	—
	—	10,000	(3)	—	$9.46	6/18/2018	—		—	—	—
	—	—		—	—	—	5,000	(4)	$59,500	—	—

Jay W. Coleman	20,624	6,875	(5)	—	$12.15	3/17/2014	—		—	—	—
	8,800	13,200	(6)	—	$14.04	6/21/2016	—		—	—	—
	—	5,000	(3)	—	$9.46	6/18/2008	—		—	—	—
	—	—		—	—	—	2,500	(4)	$29,750	—	—

Edward J. Mylett	7,562	—		—	$10.13	5/15/2009	—		—	—	—
	3,094	—		—	$12.45	5/15/2009	—		—	—	—
	2,750	—		—	$14.51	5/15/2009	—		—	—	—
	8,800	—		—	$15.45	5/15/2009	—		—	—	—

Chris A. Walters	2,000	8,000	(9)	—	$10.22	7/18/2017	—		—	—	—
	—	5,000	(3)	—	$9.46	6/18/2018	—		—	—	—
	—	—		—	—	—	2,500	(4)	$29,750	—	—

Todd E. Hollander	—	10,000	(3)		$9.46	6/18/2018	—		—	—	—
	—	—		—	—	—	5,000	(4)	$59,500	—	—

James F. Dowd	—	10,000	(7)	—	$8.73	7/16/2018	—		—	—	—
	—	—		—	—	—	5,000	(8)	$59,500	—	—

(1)	One-third of the unvested shares vests on each of August 1, 2009, 2010, 2011.

(2)	One-third of the unvested options vests on each of August 1, 2009, 2010, 2011.

(3)	One-fifth of the unvested options vests on each of June 18, 2009, 2010, 2011, 2012, 2013.

(4)	One-fifth of the unvested shares vests on each of June 18, 2009, 2010, 2011, 2012, 2013.

(5)	These unvested options vested on March 17, 2009.

(6)	One-third of the unvested options vests on each of June 21, 2009, 2010, and 2011.

(7)	One-fifth of the unvested options vests on each of July 16, 2009, 2010, 2011, 2012 and 2013.

(8)	One-fifth of the unvested shares vests on each of July 16, 2009, 2010, 2011, 2012 and 2013.

(9)	One-fourth of the unvested options vests on each of July 18, 2009, 2010, 2011, and 2012.

Option Exercises and Stock Vested
     The following table lists option exercises and stock vested during the year-ended December 31, 2008.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Number of
	Shares Acquired	Value Realized	Number of	Value Realized
	on Exercise	on Exercise	Shares Acquired	on Vesting
Name	(#)	($)	on Vesting (#)	($)
Christopher D. Myers	—	—	11,000	126,390
Edward J. Biebrich	—	—	—	—
Jay W. Coleman	—	—	—	—
Edward J. Mylett	—	—	—	—
Chris A. Walters	—	—	—	—
Todd E. Hollander	—	—	—	—
James F. Dowd	—	—	—	—
     The following table provides information as of December 31, 2008, with respect to shares of CVB Financial Corp. common stock that may be issued under our equity compensation plans.
Equity Compensation Plan Information

Number of Securities Remaining
	Number of Securities to be		Available for Future Issuance
	Issued Upon Exercise of	Weighted-average Exercise	Under Equity Compensation
	Outstanding Options,	Price of Outstanding Options,	Plans (excluding securities
Plan Category	Warrants and Rights (a)	Warrants and Rights (b)	reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,320,515	$10.31	3,495,391

Equity compensation plans not approved by security holders	—	—	—

Total	2,320,515	$10.31	3,495,391

Deferred Compensation
     In connection with the hiring of Mr. Myers as our President and Chief Executive Officer, we adopted a deferred compensation plan for his benefit that became effective on January 1, 2007. Under the deferred compensation plan, Mr. Myers may defer up to 75% of his base salary and up to 100% of his bonus for each calendar year in which the plan is effective. CVB Financial Corp. has the discretion to make additional contributions to the plan for the benefit of Mr. Myers.
     Interest is credited to Mr. Myers’ account balance at a fixed rate of at least 6% plus a bonus rate equal to the sum, if any, of the Treasury Bond Rate and 2% less 6%. The Compensation Committee has the discretion to make available to Mr. Myers one or more measurement funds, based on certain mutual funds, for the purpose of crediting or debiting additional amounts to Mr. Myers’ deferrals. The amount to be credited to Mr. Myers’ account balance is determined assuming Mr. Myers’ account balance had been hypothetically allocated among the measurement funds.
      Mr. Myers may elect to receive scheduled distributions from the plan at his discretion. In addition, Mr. Myers may elect to receive all or part of his plan balance following retirement in one lump sum or in annual installments for a period of up to 15 years.
     We also adopted a Deferred Compensation Plan for Directors & Certain Officers, effective as of February 21, 2007, for the benefit of our other named executive officers and certain other executives, employees, and independent contractors. Under this plan, each participant may defer up to 75% of his or her base salary and up to 100% of his or her bonus, any commission, and any independent contractor compensation for each calendar year in which the plan is effective. This plan does not provide for a guaranteed yield or return.
     The following table shows contributions and earnings during 2008 and account balances as of December 31, 2008 under CVB Financial Corp.’s nonqualified deferred compensation plan for Mr. Myers and the Deferred Compensation Plan for Directors & Certain Officers. CVB Financial Corp. did not make any additional contributions to either plan during 2008.
Nonqualified Deferred Compensation

(a)	(b)	(c)	(d)	(e)	(f)
			Aggregate		Aggregate
	Executive	Registrant	earnings in	Aggregate	balance at last
	contributions in	contributions	last FY	withdrawals/	FYE
	the last FY ($)	in last FY	($)	distributions	($)
Name	(1)	($)	(2)	($)	(2)
Christopher D. Myers	330,000	—	33,877	—	678,461
Todd E. Hollander	160,433	—	(30,484)	—	129,949
James F. Dowd	100,000	—	(23,220)	—	76,780

(1)	No portion of these amounts was reported in the 2008 Summary Compensation Table.

(2)	Reflects earnings on deferred compensation (d) and the deferred compensation balance (f) for the named executive under the respective Deferred Compensation Plans.
Director Compensation
     CVB Financial Corp. uses a combination of cash, stock-based compensation, and health and welfare benefits to attract and retain qualified individuals to serve as directors. Each director is expected to own $100,000 in company stock within six months of becoming a director as a minimum ownership position.
     Only non-employee directors are entitled to receive monthly cash compensation for serving on the Board of Directors. Each Director receives $3,622 per month for a total of $43,464. Our Vice Chairmen receive $7,244 monthly or $86,928 for the year. Our Chairman receives $10,350 per month, totaling $124,020 for the year. The Board of Directors holds monthly meetings of the Board of Directors and its Committees, and also meets in various committees on other occasions. Our Chairman and Vice Chairmen meet weekly with our President and CEO, forming the Executive Committee of the Board of Directors.
     In addition, our Vice-Chairman, Mr. Wiley, entered into a two-year Consulting Agreement with our subsidiary, Citizens Business Bank, on April 16, 2008. Pursuant to this Consulting Agreement, Mr. Wiley receives monthly compensation of $7,756 and use of a bank-owned automobile.
     CVB Financial Corp. awards stock options to Board of Directors members every two years in conjunction with those awarded to our executive officers under our equity incentive plans.
     The members of the Board of Directors participate in the health and welfare benefits at the same level and extent as the employees of CVB Financial Corp. These benefits include medical, dental, vision, long-term disability and life insurance. The directors pay the same amount for insurance as employees of a similar age and dependency status.
     The following table summarizes the compensation paid to our non-employee directors during 2008. Compensation paid to Mr. Myers is set forth in the Summary Compensation Table.
Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
					Change in
					pension Value
					and
					Nonqualified
				Non-Equity	Deferred	All Other
	Fees Earned or		Option Awards	Incentive Plan	Compensation	Compensation
	Paid in Cash	Stock Awards	($)	compensation	Earnings	($)	Total
Name	($)	($)	(1)	($)	($)	(4)	($)
George Borba (2)	124,200	—	75,121	—	—	7,527	206,848
Ronald O. Kruse (3)	86,928	—	75,121	—	—	7,527	169,576
D. Linn Wiley (3)	86,928	—	37,396	—	—	77,331	201,656
John A. Borba	43,464	—	75,121	—	—	7,527	126,112
Robert M. Jacoby	43,464	—	39,697	—	—	7,527	90,688
James C. Seley	43,464	—	75,121	—	—	7,527	126,112
San E. Vaccaro	43,464	—	75,121	—	—	7,527	126,112

(1)	The amounts in column (d) represent the amounts reported in CVB Financial Corp.’s financial statements for the fiscal year ended December 31, 2008, in accordance with FAS 123(R). These amounts include amounts from awards granted in 2008 and prior years. The assumptions for these amounts are included in footnote number 15 of CVB Financial Corp.’s audited financial statements included in CVB Financial Corp.’s Annual Report on Form 10-K.

(2)	Mr. Borba is Chairman of the Board and of the Executive, Compensation, and Nominating and Corporate Governance Committees.

(3)	Mr. Kruse and Mr. Wiley are Vice Chairmen of the Board.

(4)	Other compensation is comprised of the following:
(a)	Except for Mr. Wiley, all of the directors’ other compensation represents $7,527 for health benefits.

(b)	Mr. Wiley’s other compensation represents $69,804 pursuant to his consulting agreement and $7,527 for health benefits.
     At December 31, 2008, our non-employee directors held options to purchase our common stock in the following amounts: Mr. G. Borba, 95,469 options;

Mr. J. Borba, 176,708 options; Mr. Kruse, 156,708 options; Mr. Jacoby, 52,500 options; Mr. Seley, 284,658 options; Mr. Vacarro, 95,469 options; and Mr. Wiley, 121,251 options.
Potential Payments Upon Termination or Change of Control
     We have Severance Compensation Agreements with each of our named executive officers; other than Mr. Coleman, who is no longer an executive and whose agreement expired on March 15, 2009, and Mr. Myers whose employment agreement provides for separate termination payments in the event of a change in control. Under Mr. Myers’ employment agreement, if he is terminated for cause, he will be paid his base salary earned through the date of termination, as well as pay for any vacation accrued but not used as of that date. If Mr. Myers’ employment is terminated without cause (other than in connection with a change in control as defined in the agreement), then Mr. Myers will be entitled to (i) his base salary earned through the termination date plus any accrued but unused vacation pay; and (ii) a one-time lump sum payment equal to two times of his then current annual base salary. The payments will be paid in equal installments on Citizens Business Bank’s normal payroll dates over a 24-month period, subject to acceleration into one lump sum to extent required by Section 409A of the Internal Revenue Code.
     If Mr. Myers’ terminates his employment or his employment is terminated during the year following a change in control of us or Citizens Business Bank for any reason (including resignation for any reason within one year of a change in control), Mr. Myers would be entitled to receive an amount equal to two times his annual base salary for the last calendar year immediately preceding the change in control plus two times the average annual bonus received for the last two calendar years ended immediately preceding the change in control.
     If Mr. Myers’ employment is terminated in connection with a disability, Mr. Myers would be entitled to an amount equal to the difference between any insurance proceeds he is entitled to receive under Citizens Business Bank’s insurance plans and his base salary for 12 months. The payments will be made in equal installments on Citizens Business Bank’s normal payroll dates.
     If Mr. Myers’ employment is terminated by death or for cause, he is entitled to receive his salary earned through the date of termination plus his accrued vacation pay. In connection with his death, Citizens Business Bank will make the payment in one lump-sum.
     The receipt by Mr. Myers of payments in connection with his termination without cause, or upon disability or death, or in connection with a change in control is conditioned upon execution of a release in favor of CVB Financial Corp. and Citizens Business Bank. In addition, Mr. Myers has agreed in his employment agreement not to solicit any customers or fellow employees for a period of one year following his termination of employment.
     For our other named executive officers, other than Mr. Coleman, if they terminate their employment or their employment is terminated during the year following a change in control for any reason (including resignation within one year of a change in control, but other than for cause), the named executive will receive an amount equal to twice the executive’s annual base compensation plus two times the average of the last two years’ bonuses paid to the executive for the last calendar year immediately preceding the change in control. This amount will be paid in

24 equal monthly installments (without interest or other adjustment) (or, in the case of Mr. Biebrich, who elected, 180 equal monthly installments) on the first day of each month commencing with the first such date that is at least six (6) months after the date of the named executive officer’s “separation from service” (as such term is defined for purposes of Section 409A of the Internal Revenue Code pursuant to Treasury Regulations and other guidance promulgated thereunder) and continuing for successive months thereafter.
     The Compensation Committee believes these change of control agreements are important for its executives. By means of these agreements, CVB Financial Corp. believes that an executive would remain in place to assist an acquirer through the term of a change of control, and assists an executive who may be displaced because of the change of control.
     The table below herein reflects the amount of compensation awarded to each of the named executive officers in the event of termination of such executive’s employment under the circumstances described below. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation. We have not provided information in the table below with respect to Mr. Mylett, since he retired during 2008 and is no longer eligible to receive any termination payment. He is entitled to the salary continuation payments discussed below under “Payments Made Upon Retirement.”
Payments Made Upon Termination
     Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:
•	any incentive compensation earned during the year;

•	amounts contributed under the 401(k) Profit Sharing Plan and any deferred compensation plan; and

•	unused vacation pay.
Payments Made Upon Retirement
     Other than the items identified immediately above under “Payments Made Upon Termination” and in the next paragraph, the named executive officers receive no benefits in the event of the retirement.
     Mr. Edward J. Mylett, Jr., the former Executive Vice President and Senior Credit Officer of Citizens Business Bank, retired on May 15, 2008. Prior to his position at Citizens Business Bank, Mr. Mylett served as Executive Vice President and Chief Operating Officer of Western Security Bank, which CVB Financial Corp. acquired in 2002. Upon acquiring Western Security Bank, CVB Financial Corp. assumed Western Security Bank’s obligations under the Executive Salary Continuation Agreement, dated March 1, 1997, between Mr. Mylett and Western Security Bank, pursuant to which Mr. Mylett was entitled to receive, upon his retirement, an annual sum of 80% of the base salary he was earning in the month immediately preceding his retirement.

This sum is paid monthly for a period equal to Mr. Mylett’s life (or the life of his primary beneficiary), or fifteen years, whichever is longer. Based upon these terms, Mr. Mylett (or his primary beneficiary) will receive the sum of $11,500 per month for fifteen years for an aggregate amount of $2,070,000. This aggregate amount is shown in the Summary Compensation Table for Mr. Mylett under the column “All Other Compensation” and is shown as a lump sum because the full amount has accrued.
Payments Made Upon Death or Disability
     In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” above, the named executive officer will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.
TARP/Capital Purchase Program
     As a result of our participation in the Capital Purchase Program, we have agreed to prohibit any “golden parachute payment” to any of our named executive officers during the period that the U.S. Treasury holds any of our equity or debt securities. Under ARRA, a “golden parachute payment” is any payment made on account of an applicable severance from employment to any named executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. An “applicable severance from employment” means any severance (i) by reason of any involuntary termination of employment, or (ii) in connection with any bankruptcy, insolvency or receivership. Based on the foregoing, each of our named executive officers would have been affected by such limitation. Since formal regulations promulgated pursuant to ARRA have not yet been adopted, we cannot yet determine how ARRA will be fully interpreted. Accordingly, we are providing the information above, and the table below, as if there were no limitations from ARRA. To the extent ARRA prohibits any such golden parachute payments to our named executive officers, we will comply with such limitations.

Potential Payments Upon Termination of Employment

(a)	(b)	(c)	(d)	(e)	(f)	(g)
					Acceleration of
	Cash Severance				Vested Options
	Arrangements/C		Insurance		(unamortized	Total
	ompensation		Death	Vested	expense as of	Termination
	($)	Accrued	Benefits	Options	12/31/08)	Benefits
Name	(1)	Vacation ($)	($)	($)	($)	($)
Christopher D. Myers
Voluntary Termination or Retirement		2,135		—		2,135
Involuntary Termination (other than For Cause) (2)	1,100,000	2,135		—		1,102,135
Involuntary Termination (For Cause)		2,135		—
Termination in Connection with Change in Control	1,780,000	2,135		—	—	1,782,135

Death		2,135	70,000	—		72,135
Disability (3)	377,144	2,135		—		379,279
Edward J. Biebrich
Voluntary Termination or Retirement		—		319,211		319,211
Involuntary Termination (other than For Cause)		—		319,211		319,211
Involuntary Termination (For Cause)		—		319,211		319,211
Termination in Connection with Change in Control	795,000	—		319,211	—	1,114,211
Death		—	70,000	319,211		389,211
Disability		—		319,211		319,211
Jay W. Coleman
Voluntary Termination or Retirement		4,231		—		4,231
Involuntary Termination (other than For Cause)		4,231		—		4,231
Involuntary Termination (For Cause)		4,231		—		4,231
Termination in Connection with Change in Control	630,000	4,231		—	—	634,231
Death		4,231	70,000	—		74,231
Disability		4,231		—		4,231
Chris A. Walters
Voluntary Termination or Retirement		3,692		3,360		7,052
Involuntary Termination (other than For Cause)		3,692		3,360		7,052
Involuntary Termination (For Cause)		3,692		3,360		7,052
Termination in Connection with Change in Control	560,000	3,692		3,360	—	567,052
Death		3,692	70,000	3,360		77,052
Disability		3,692		3,360		7,052
Todd E. Hollander
Voluntary Termination or Retirement		9,173		—		9,173
Involuntary Termination (other than For Cause)		9,173		—		9,173
Involuntary Termination (For Cause)		9,173		—		9,173
Termination in Connection with Change in Control	605,000	9,173		—	—	614,173
Death		9,173	70,000	—		79,173
Disability		9,173		—		9,173
James F. Dowd
Voluntary Termination or Retirement		—		—		—
Involuntary Termination (other than For Cause)		—		—		—
Involuntary Termination (For Cause)		—		—		—
Termination in Connection with Change in Control	660,000	—		—	—	660,000
Death		—	70,000	—		70,000
Disability		—		—		—

(1)	This column includes 2x base compensation plus 2x average of the last two years bonus, except as specified in footnote 2 and 3.

(2)	Amount represents 2x base salary.

(3)	Amount represents the difference between disability and worker’s compensation payments and base salary.

Compensation Committee Interlocks and Insider Participation
     None of the members of the Compensation Committee has ever been an officer or employee of CVB Financial Corp. or any of its subsidiaries. For information concerning certain related transactions with John Borba, see “Certain Relationships and Related Transactions.”
Certain Relationships and Related Transactions
     Some of the directors and executive officers of CVB Financial Corp. and associates of them were customers of, and had loans and commitments with Citizens Business Bank and its subsidiary in the ordinary course of its business during 2008, and we expect such transactions will continue in the future. All of these loans and commitments were made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons of similar creditworthiness and comply with the provisions of the Sarbanes-Oxley Act of 2002. In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features.
     Mr. Steven Borba, son of director John Borba, is employed by Citizens Business Bank as a non-executive officer. For 2008, his total compensation, including group benefits and bonus was $137,385. His group benefits include benefits offered to all employees.
     Citizens Business Bank entered into a two-year Consulting Agreement, on April 1, 2008, with D. Linn Wiley, Vice Chairman of the Board of CVB Financial Corp., to perform consulting services for Citizens Business Bank, as directed by the Board of Directors or Chief Executive Officer. Such services include (a) representing and promoting the goodwill of Citizens Business Bank, (b) promoting the continued profitability of Citizens Business Bank by making, among other things, periodic promotional calls on customers and prospective customers, and (c) providing consultation on banking matters. As compensation for such services, Citizens Business Bank pays Mr. Wiley a monthly fee of $7,756 during the term of the Consulting Agreement and provides him with the use of a bank-owned automobile.
     On December 5, 2008, Citizens Business Bank entered into a consulting agreement with Jay W. Coleman, Former Executive Vice President—Sales and Service Division of Citizens Business Bank. Mr. Coleman, who retired from his position as Executive Vice President on March 31, 2009, has agreed to provide certain consulting services to Citizens Business Bank for a two-year term beginning on April 1, 2009, and ending on March 31, 2011.
     Under the Consulting Agreement, Mr. Coleman is eligible to receive gross consulting fees of $8,000 per month. In addition, Citizens Business Bank will (i) reimburse Mr. Coleman for reasonable and necessary travel and other expenses incurred in connection with performing the consulting services, (ii) provide and pay for a continuation of the health benefits Mr. Coleman received as an employee of Citizens Business Bank, (iii) reimburse Mr. Coleman for monthly country club dues, but not for capital assessments, and (iv) permit Mr. Coleman to purchase the CVB Financial Corp. automobile used during the term of his employment, at the wholesale blue book price. Mr. Coleman may be granted stock options, at the discretion of CVB

Financial Corp. His existing stock options will continue to vest throughout the term of the Consulting Agreement as if Mr. Coleman were still employed by Citizens Business Bank.
     The Consulting Agreement also provides that, during its term, Mr. Coleman will not solicit customers or employees of Citizens Business Bank, nor will he become employed by or provide any services to a competing bank, directly or indirectly. The prohibition on customer solicitation remains in place for one year following the termination of the Consulting Agreement.
Policies and Procedures for Approving Related Person Transactions
     CVB Financial Corp. has a Related Person Transaction Policy which prescribes policies and procedures for approving a “Related Person Transaction.” The term “Related Person Transaction” is defined as a transaction arrangement or relationship (or any series of similar transactions, arrangements or relationships), in which CVB Financial Corp. (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $25,000, and in which any Related Person had, has or will have a direct or indirect interest. “Related Person” is defined as:
•	any person who is, or at any time since the beginning of CVB Financial Corp.’s last fiscal year was, a director or executive officer of CVB Financial Corp. or a nominee to become a director of CVB Financial Corp.;

•	any person who is known to be the beneficial owner of more than 5% of any class of CVB Financial Corp.’s voting securities;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

•	any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
     The procedures exclude from coverage loans made by Citizens Business Bank if the loan (a) is made in the ordinary course of business, (b) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, (c) did not involve more than the normal risk of collectability or present other unfavorable features, and (d) is otherwise made pursuant to CVB Financial Corp.’s applicable policies and applicable law for extension of credit to Related Persons. In the case of such loans, the procedures set forth in the policies and procedures applicable to such loans shall be followed rather than the procedures set forth in the Related Person Transaction Policy.
     The Board of Directors has delegated to the Audit Committee the responsibility of reviewing and approving Related Person Transactions. In evaluating Related Person

Transactions, the Audit Committee considers all of the relevant facts and circumstances available to the Audit Committee, including:
•	the benefits to CVB Financial Corp.;

•	the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.
     No member of the Audit Committee may participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Audit Committee or the Chair may approve only those Related Person Transactions that are in, or are not inconsistent with, the best interests of CVB Financial Corp. and its shareholders, as the Audit Committee determines in good faith. The Chair is required to report to the Audit Committee at the next Audit Committee meeting any approvals made pursuant to delegated authority.
     In the event CVB Financial Corp.’s Chief Executive Officer or Chief Financial Officer becomes aware of a Related Person Transaction that has not been previously approved or previously ratified under the policy, the following procedures apply: (a) if the transaction is pending or ongoing, it will be submitted to the Audit Committee or the Chair promptly, and the Committee or Chair will consider all of the relevant facts and circumstances, including those items listed above. Based on the conclusions reached, the Audit Committee shall evaluate all options, including ratification, amendment or termination of the Related Person Transaction; and (b) if the transaction is completed, the Audit Committee will evaluate the transaction, taking into account the same factors described above, to determine if rescission of the transaction is appropriate, and shall request that the Chief Financial Officer evaluate CVB Financial Corp.’s controls and procedures to ascertain the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to these procedures are recommended.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of CVB Financial Corp.’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The Securities and Exchange Commission requires executive officers, directors and greater than 10% shareholders to furnish to us copies of all Section 16(a) forms they file.
     Based solely on our review of these reports and of certifications furnished to us, we believe that, during the fiscal year ended December 31, 2008, all executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except for the filings on Form 4 in the year 2008 for (i) the directors and Messrs Biebrich, Coleman, Hollander, and Walters for stock options/grants due June 20th, filed June 25th; (ii) Mr. Dowd for stock options/grants due July 18th, filed July 22nd, (iii) Mr. Biebrich for stock purchases/sales/gift due January 23rd, January 24th, and August 18th, filed January 25th, March 19th, and August 21st, respectively, and (iv) Mr. Wiley for stock sales due August 5th and September 23rd, filed August 6th and September 24th, respectively.
THE BOARD RECOMMENDS A VOTE “FOR” ALL EIGHT NOMINEES FOR DIRECTOR.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTANTS
     We have appointed KPMG, LLP as our independent registered public accounting firm for the year ending December 31, 2009. The Audit Committee appoints our independent auditors. KPMG, LLP who performed our audit services for the year ended 2008, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our independent registered public accountants since July 5, 2007. KPMG, LLP has provided audit services at customary rates and terms. Between May 1, 2004 and July 4, 2007, McGladrey & Pullen, LLP served as our independent registered public accountants.
     On June 19, 2007, CVB Financial Corp. dismissed McGladrey & Pullen, LLC as its independent registered public accounting firm. The decision to dismiss McGladrey & Pullen, LLP was approved by the Audit Committee of CVB Financial Corp.’s Board of Directors.
     McGladrey & Pullen, LLP’s audit report on CVB Financial Corp.’s financial statements for the fiscal year ended December 31, 2007, the last year in which CVB Financial Corp.’s financial statements contained an audit report from McGladrey & Pullen, LLP, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of McGladrey & Pullen, LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2007, the last fiscal year to contain a management’s assessment from McGladrey & Pullen, LLP, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 2007, the last year in which McGladrey & Pullen, LLP served as our independent registered public accountants, there were (i) no disagreements between CVB Financial Corp. and McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, LLP, would have caused McGladrey & Pullen, LLP to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
     On June 21, 2007, CVB Financial Corp. engaged KPMG, LLP as its independent registered public accounting firm. The decision to engage KPMG, LLP was approved by the Audit Committee of CVB Financial Corp.’s Board of Directors.
     During the interim period from January 1, 2007 through June 21, 2007, neither CVB Financial Corp. nor anyone acting on its behalf consulted with KPMG, LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Principal Auditors and Fees
     The aggregate fees CVB Financial Corp. incurred for audit and non-audit services provided by KPMG, LLP, who acted as our independent registered public accountants for the fiscal year ended December 31, 2008 and 2007 were as follows:

	2008	2007
Audit Fees (1)	$650,618	$570,000
Audit Related Fees (2)	$0	$0
Tax Fees (3)	$0	$73,000
All Other Fees	$0	$0

Total	$650,618	$643,000

(1)	Audit fees consisted of fees for the audit of CVB Financial Corp.’s consolidated financial statements, internal controls over financial reporting and review of financial statements included in CVB Financial Corp.’s quarterly reports. These include estimated costs to complete the integrated audit for the years ended December 31, 2008 and 2007. Of the $570,000 in 2007, $30,000 was from McGladrey & Pullen for the first quarter 2007 audit work performed prior to the change to KPMG, LLP.

(2)	Audit-related fees consisted of fees billed for professional assurance and related services other than those noted in footnote (1) above, including services rendered in connection with acquisitions or other accounting matters.

(3)	Tax fees consisted of fees billed for the preparation of federal and state income tax returns, including tax planning and tax advice. These services were provided by McGladrey & Pullen, LLP in 2007 during the period in which they were our principal accountants.
     The Audit Committee’s pre-approval policy provides for pre-approval of all audit, audit-related and tax services. Accordingly, all audit services provided by KPMG, LLP were pre-approved by our committee. The Audit Committee has granted general pre-approval for certain audit, audit related and tax services. If the cost of any such services exceeds the range of anticipated cost levels, the services will require specific pre-approval by the Audit Committee. If any particular service falls outside the general pre-approval, it must also be specifically approved by the Audit Committee. If specific pre-approval of a service is required, both the independent auditor and CVB Financial Corp.’s Chief Financial Officer must submit a request to the Audit Committee including the reasons why the proposed service is consistent with the Securities and Exchange Commission’s regulations on auditor independence. In addition, with respect to each pre-approved service, the independent auditor is required to provide detailed back-up documentation which will be provided to the Audit Committee, regarding the specific services to be provided.
     The pre-approval policy also authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.
     The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of KPMG, LLP.
     Representatives of KPMG, LLP will be present at the meeting. They will be available to respond to your appropriate questions and will be able to make such statements as they desire. If you do not ratify the selection of independent accountants, the Audit Committee will reconsider the appointment. However, even if you ratify the selection, the Audit Committee may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of CVB Financial Corp. and our shareholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG, LLP AS CVB FINANCIAL CORP.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2009.
PROPOSAL 3
ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
     As a result of our participation in the Capital Purchase Program, the provisions of ARRA require that we submit to our shareholders a non-binding proposal to approve the compensation of our named executive officers, which we have disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related disclosure. Accordingly, the Board of Directors hereby submits for shareholder consideration, the proposal set forth below, commonly known as a “say-on-pay proposal”. The Board of Directors believes that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders, and, accordingly, recommends a vote in favor of the proposal set forth below. In the event this non-binding proposal is not approved by our shareholders, then such a vote shall neither be construed as overruling a decision by our Board of Directors or our Compensation Committee, nor create or imply any additional fiduciary duty by our Board of Directors or Compensation our Committee, nor further shall such a vote be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of our shareholders on this proposal when reviewing compensation policies and practices in the future.
“Resolved, that the shareholders hereby approve the compensation of our named executive officers as reflected in this proxy statement and as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
ANNUAL REPORT
     Together with this proxy statement, CVB Financial Corp. has distributed to each of its shareholders our Annual Report on Form 10-K for the year ended December 31, 2008, which includes the consolidated financial statements of CVB Financial Corp. and its subsidiaries and the report thereon of KPMG, LLP, CVB Financial Corp.’s independent registered public accountants for 2008 and 2007 and McGladrey & Pullen, LLP for 2006. If you did not receive the Form 10-K (or would like another copy), we will send it to you without charge.
     The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but the Form 10-K we have delivered to you does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please call (909) 980-4030 or write to:
Corporate Secretary
CVB Financial Corp.
701 North Haven Avenue, Suite 350
Ontario, California 91764
     In addition, the Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains information we file with them.
PROPOSALS OF SHAREHOLDERS
     If you wish to submit a proposal for consideration at our 2010 Annual Meeting of Shareholders, you may do so by following the procedures prescribed in the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement and proxy materials, our Corporate Secretary must receive your proposal no later than December 17, 2009.
     For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if (a) CVB Financial Corp. receives notice of the proposal before the close of business on March 2, 2010 and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on March 2, 2010.
     Notices of intention to present proposals at the 2010 Annual Meeting of Shareholders should be addressed to our Corporate Secretary, CVB Financial Corp., 701 North Haven Avenue, Ontario, California 91764. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other requirements.

Dated: April 8, 2009	CVB FINANCIAL CORP. Christopher D. Myers President and Chief Executive Officer

(Side 1 of Card)
CVB FINANCIAL CORP.
REVOCABLE PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
MAY 13, 2009
THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY
     I/we hereby nominate, constitute and appoint John A. Borba, Robert M. Jacoby and James C. Seley, and each of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the 2009 Annual Meeting of Shareholders of CVB FINANCIAL CORP. which will be held at the Ontario Convention Center, 2000 Convention Center Way, Ontario, CA 91764, on Wednesday, May 13 2009, at 7:00 p.m., and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.
     Nominees: George A. Borba, John A. Borba, Ronald O. Kruse, Robert M. Jacoby, C.P.A., Christopher D. Myers, James C. Seley, San E. Vaccaro and D. Linn Wiley.
1. ELECTION OF DIRECTORS.
☐	FOR all nominees listed above (except as indicated to the contrary below). Discretionary authority to cumulate votes is granted to the Board of Directors.

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.
     INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee(s), strike that nominee’s(s’) name from the list above.
2. RATIFICATION OF APPOINTMENT OF KPMG, LLP as independent registered public accountants of CVB Financial Corp. for the year ending December 31, 2009.
☐	FOR

☐	AGAINST

☐	ABSTAIN
3. ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS.
☐	FOR

☐	AGAINST

☐	ABSTAIN
4. OTHER BUSINESS. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.
PLEASE SIGN AND DATE ON REVERSE SIDE

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(Side 2 of Card)
PLEASE SIGN AND DATE BELOW
     I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the meeting. I/we acknowledge receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.
Dated: _________________, 2009
Signed:
Signed:
     Please date this Proxy and sign above as your name(s) appear(s) on this card. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG, LLP, AND “FOR” APPROVAL OF THE COMPENSATION OF CVB FINANCIAL CORP.’S NAMED EXECUTIVE OFFICERS. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG, LLP, AND “FOR” APPROVAL OF THE COMPENSATION OF CVB FINANCIAL CORP.’S NAMED EXECUTIVE OFFICERS.

Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Shareholders to be Held on May 13, 2009
     The proxy statement, proxy card, and the Annual Report on Form 10-K for the year ended December 31, 2008, are available on our website at www.cbbank.com under “CVB Investors” and then “Documents.”

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